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Exhibit 4.10
Execution Copy

ARCHIBALD CANDY CORPORATION

SECURITY AGREEMENT

Dated as of November 1, 2002

BNY MIDWEST TRUST COMPANY, as Trustee

i

8. General Provisions	13
8.1. Defeasance	13
8.2. No Strict Construction	14
8.3. Certain Acknowledgments	14
8.4. Venue; Service of Process. Each of the Obligors and the Trustee:	14
8.5. WAIVER OF JURY TRIAL	14
8.6. Interpretation; Governing Law; etc.	14
8.7. Incorporation by Reference	15

ii

TABLE OF EXHIBITS

Exhibits
2.3.8	Intellectual Property
2.3.9	Deposit Accounts
2.3.13	Information Regarding the Obligors

iii

ARCHIBALD CANDY CORPORATION

SECURITY AGREEMENT

        This Agreement, dated as of November 1, 2002, is among Archibald Candy Corporation, a Delaware corporation (the "Company"), the Subsidiaries (as defined below) of the Company from time to time party hereto and BNY Midwest Trust Company, an Illinois trust company, as trustee (the "Trustee") for the Holders (as defined below) under the Indenture (as defined below). The parties agree as follows:

1.    Reference to Indenture; Definitions; Certain Rules of Construction.    Reference is made to the Indenture dated as of November 1, 2002, as amended and in effect from time to time (the "Indenture"), among the Company, Laura Secord Holdings Corp., a Delaware corporation, Archibald Candy (Canada) Corporation, a Canadian corporation ("Archibald Candy Canada"), and the Trustee. Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section shall include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) terms defined in the UCC and not otherwise defined herein have the meaning provided under the UCC, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Note Documents and (h) references to "the date hereof" mean the date first set forth above.

        "Accounts" is defined in Section 2.1.2.

        "Agent" means Foothill Capital Corporation, a California corporation, in its capacity as agent for the lenders under the Senior Credit Facility.

        "Agreement" means this Security Agreement as from time to time amended, modified and in effect.

        "Archibald Candy Canada" is defined in the first sentence of this Section 1.

        "Bankruptcy Default" means an Event of Default referred to in clause (9) or (10) of section 6.1 of the Indenture.

        "Code" means the federal Internal Revenue Code of 1986.

        "Collateral" is defined in Section 2.1.

        "Company" is defined in the preamble to this Agreement.

        "Financing Debt" means each of the items described in clause (i) of the definition of "Indebtedness" set forth in the Indenture and, without duplication, any Guarantees of such items.

        "Foreign Subsidiary" means each Subsidiary of the Company that (a) is organized under the laws of, and conducts its business primarily in, a jurisdiction outside of the United States of America and (b) is not domesticated or dually incorporated under the laws of the United States of America or any state thereof.

        "Indenture" is defined in the first sentence of this Section 1.

        "Intellectual Property" is defined in Section 2.3.8.

        "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        "Note Obligations" means all present and future liabilities, obligations and Indebtedness of the Company or any Guarantor owing to any Holder or the Trustee under or in connection with this Agreement or any other Note Document, including obligations in respect of principal, premium, interest, penalties, fees, indemnities, reimbursements, charges, expenses and other amounts from time to time owing hereunder or under any other Note Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

        "Obligors" means the Company and the Subsidiaries of the Company from time to time party hereto.

        "Pledged Indebtedness" is defined in Section 2.1.6.

        "Pledged Rights" is defined in Section 2.1.5.

        "Pledged Securities" means the Pledged Stock, the Pledged Rights and the Pledged Indebtedness, collectively.

        "Pledged Stock" is defined in Section 2.1.4.

        "Required Holders" means the Holders holding at least 66 2/3% of the then outstanding principal amount of the Notes.

        "Trustee" is defined in the preamble to this Agreement.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof; provided, however, that with respect to the perfection of the Trustee's Lien on the Collateral and the effect of nonperfection thereof, the term "UCC" means the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in State of New York.

2.    Security.

        2.1.    Collateral.    As security for the payment and performance of the Note Obligations, each Obligor mortgages, pledges and collaterally grants and assigns to the Trustee for the ratable benefit of the Holders, and creates a security interest in favor of the Trustee for the ratable benefit of the Holders in, all of such Obligor's right, title and interest in and to (but none of its obligations or liabilities with respect to) the items and types of present and future property described in Sections 2.1.1 through 2.1.14 (subject, however, to Section 2.1.15), whether now owned or hereafter acquired, all of which shall be included in the term "Collateral":

          2.1.1.    Tangible Personal Property.    All goods, machinery, equipment, inventory and all other tangible personal property of any nature whatsoever, wherever located, including raw materials, work in process, finished parts and products, supplies, spare parts, replacement parts, merchandise for resale, computers, tapes, disks and computer equipment.

          2.1.2.    Rights to Payment of Money.    All rights to receive the payment of money, including accounts and receivables, rights to receive the payment of money under contracts, franchises, licenses, permits, subscriptions or other agreements (whether or not earned by performance), and rights to receive payments from any other source. All such rights, other than Financing Debt, are collectively referred to as the "Accounts".

          2.1.3.    Intangibles.    All of the following (to the extent not included in Section 2.1.2): (a) contracts, franchises, licenses, permits, subscriptions and other agreements and all rights thereunder; (b) rights granted by others which permit such Obligor to sell or market items of personal property; (c) United States and foreign common law and statutory copyrights and rights in literary property and rights and licenses thereunder; (d) trade names, United States and foreign trademarks, service marks, internet domain names, registrations of any of the foregoing and related good will; (e) United States and foreign patents and patent applications; (f) computer software, designs, models, know-how, trade secrets, rights in proprietary information, formulas, customer lists, backlog, orders, subscriptions, royalties, catalogues, sales material, documents, good will, inventions and processes; (g) judgments, causes in action and commercial tort claims and other claims, whether or not inchoate; and (h) all other general intangibles, payment intangibles and intangible property and all rights thereunder.

          2.1.4.    Pledged Stock.    (a) All shares of capital stock or other evidence of beneficial interest in any corporation, business trust or limited liability company, (b) all limited partnership interests in any limited partnership, (c) all general partnership interests in any general or limited partnership, (d) all joint venture interests in any joint venture and (e) all options, warrants and similar rights to acquire such capital stock or such interests. All such capital stock, interests, options, warrants and other rights are collectively referred to as the "Pledged Stock".

          2.1.5.    Pledged Rights.    All rights to receive profits or surplus of, or other distributions (including income, dividends, purchase or redemption payments, return of capital and liquidating distributions) from, any partnership, joint venture or limited liability company, including any distributions by any such Person to partners, joint venturers or members. All such rights are collectively referred to as the "Pledged Rights".

          2.1.6.    Pledged Indebtedness.    All Financing Debt from time to time owing to such Obligor from any Person. All such Financing Debt is referred to as the "Pledged Indebtedness".

          2.1.7.    Chattel Paper, Instruments, etc.    All chattel paper (whether tangible or electronic), non-negotiable instruments, negotiable instruments, documents, securities and investment property.

          2.1.8.    Leases.    All leases of personal property, whether such Obligor is the lessor or the lessee thereunder.

          2.1.9.    Deposit Accounts.    All general or special deposit accounts, including any demand, time, savings, passbook or similar account maintained by such Obligor with any bank, trust company, savings and loan association, credit union or similar organization, and all money, cash and cash equivalents of such Obligor, whether or not deposited in any such deposit account.

          2.1.10.    Credit Support.    All collateral granted by third parties to, or held by, such Obligor, and all letter of credit rights (whether or not the letter of credit is evidenced in writing) and other supporting obligations of such Obligor.

          2.1.11.    Books and Records.    All books and records, including books of account and ledgers of every kind and nature, all electronically recorded data (including all computer programs, disks, tapes, electronic data processing media and software used in connection with maintaining such Obligor's books and records), all files, correspondence and all containers for the foregoing.

          2.1.12.    Insurance.    All insurance policies which insure against any loss or damage to any Collateral or which are otherwise owned by such Obligor.

          2.1.13.    All Other Property.    All other property, assets and items of value of every kind and nature, tangible or intangible, absolute or contingent, legal or equitable.

          2.1.14.    Proceeds and Products.    All proceeds, including insurance proceeds, and products of the items of Collateral described or referred to in Sections 2.1.1 through 2.1.13 and, to the extent not included in the foregoing, all distributions with respect to the Pledged Securities.

          2.1.15.    Excluded Property.    Notwithstanding Sections 2.1.1 through 2.1.14, the payment and performance of the Note Obligations shall not be secured by:

          (a)  any contract, license, permit or franchise that validly prohibits the creation by such Obligor of a security interest in such contract, license, permit or franchise (or in any rights or property obtained by such Obligor under such contract, license, permit or franchise); provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such contract, license, permit or franchise (or such rights or property) or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

          (b)  any rights or property to the extent that any valid and enforceable law or regulation applicable to such rights or property prohibits the creation of a security interest therein; provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

          (c)  any rights or property to the extent that such rights or property secure purchase money financing therefor permitted by the Indenture and the agreements providing such purchase money financing prohibit the creation of a further security interest therein; provided, however, that the provisions of this Section 2.1.15 shall not prohibit the security interests created by this Agreement from extending to the proceeds of such rights or property or to the monetary value of the good will and other general intangibles of the Obligors relating thereto;

          (d)  more than 66% of the outstanding voting stock or other voting equity in any Foreign Subsidiary (other than Archibald Candy Canada) to the extent that the pledge of voting stock or other voting equity above such amount would result in a repatriation of a material amount of foreign earnings under the Code (including the "deemed dividend" provisions of section 956 of the Code); or

          (e)  Margin Stock unless the applicable requirements of Regulations T, U and X of the Board of Governors of the Federal Reserve System have been satisfied; or

          (f)    the items described in Section 2.2 (but only in the event and to the extent such items are not subject to a Lien pursuant to the Mortgages and the Trustee has not specified that such items be included in the Collateral pursuant to Section 2.2).

        In addition, in the event any Obligor disposes of assets to third parties in a transaction permitted by section 4.10 or 4.14 of the Indenture, such assets, but not the proceeds or products thereof, shall be released from the Lien of the Collateral.

        2.2.    Additional Collateral.    As additional Collateral, each Obligor covenants that it will mortgage, pledge and collaterally grant and assign to the Trustee for the ratable benefit of the Holders, and will create a security interest in favor of the Trustee for the ratable benefit of the Holders in, all of its right, title and interest in and to (but none of its obligations with respect to) such of the following present or future items as the Trustee, at the written direction of the Required Holders, may from time to time specify by notice to such Obligor, whether now owned or hereafter acquired, and the proceeds and products thereof, except to the extent consisting of rights or property of the types referred to in Sections 2.1.15(a) through 2.1.15(e), subject only to Liens permitted by Section 2.3.3, all of which shall thereupon be included in the term "Collateral":

          2.2.1.    Real Property.    All real property and immovable property and fixtures, leasehold interests and easements wherever located, together with all estates and interests of such Obligor therein, including lands, buildings, stores, manufacturing facilities and other structures erected on such property, fixed plant, fixed equipment and all permits, rights, licenses, benefits and other interests of any kind or nature whatsoever in respect of such real and immovable property.

          2.2.2.    Motor Vehicles and Aircraft.    All motor vehicles and aircraft.

        2.3.    Certain Covenants with Respect to Collateral.    Each Obligor covenants that:

          2.3.1.    Pledged Stock.    All shares of capital stock, limited partnership interests, membership interests and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock and limited partnership interests) nonassessable. Each Obligor will deliver to the Trustee certificates representing any Pledged Stock held by such Obligor, accompanied by a stock transfer power executed in blank and, if the Required Holders so request, with the signature guaranteed, all in form and manner reasonably satisfactory to the Required Holders. Pledged Stock that is not evidenced by a certificate held by such Obligor will be described in appropriate control statements and UCC financing statements provided to the Trustee, all in form and substance reasonably satisfactory to the Required Holders. Upon the occurrence and during the continuance of an Event of Default, the Trustee may (but is not obligated to) transfer into its name or the name of its nominee any Pledged Stock. In the event the Pledged Stock includes any Margin Stock, the Obligors will furnish to the Trustee Federal Reserve Form U-1 and take such other action as the Required Holders may reasonably request to ensure compliance with applicable laws.

          2.3.2.    Accounts and Pledged Indebtedness.    Each Obligor will, immediately upon the receipt thereof, deliver to the Trustee any promissory note or similar instrument representing any Account or Pledged Indebtedness, after having endorsed such promissory note or instrument in blank.

          2.3.3.    No Liens or Restrictions on Transfer or Change of Control.    All Collateral shall be free and clear of any Liens and restrictions on the transfer thereof, including contractual provisions which prohibit the assignment of rights under contracts, except for Liens securing the Senior Debt and other Liens permitted by section 4.12 of the Indenture or by this Section 2.3.3. Without limiting the generality of the foregoing, each Obligor will in good faith attempt to exclude from agreements, instruments, deeds or leases to which it becomes a party after the date hereof provisions that would prevent such Obligor from creating a security interest in such agreement, instrument, deed or lease or any rights or property acquired thereunder as contemplated hereby. None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Person. Except with the written consent of the Required Holders, each Obligor will in good faith attempt to exclude from any agreement, instrument, deed or lease (other than the Company's certificate of incorporation or the Company's Stockholders Agreement, in each case as in effect on the date hereof, or the agreements and instruments executed in connection with the Senior Debt) provisions that would restrict the change of control or ownership of the Company or any of its Restricted Subsidiaries, or the creation of a security interest in the ownership of the Company or any of its Restricted Subsidiaries.

          2.3.4.    Jurisdiction of Organization.    Each Obligor shall at all times maintain its jurisdiction of organization as set forth in Exhibit 2.3.13 or, so long as such Obligor shall have taken all steps reasonably necessary to perfect the Trustee's security interest in the Collateral with respect to such new jurisdiction, in such other jurisdiction as such Obligor may specify by notice actually received by the Trustee not less than 10 Business Days prior to such change of jurisdiction of organization.

          2.3.5.    Location of Collateral.    Each Obligor shall at all times keep its records concerning the Accounts at its chief executive office and principal place of business, which office and place of business shall be as set forth in Exhibit 2.3.13 or at such other address as such Obligor may specify by notice actually received by the Trustee not less than 10 Business Days prior to such change of address. No Obligor shall at any time keep tangible personal property of the type referred to in Section 2.1.1 in any jurisdiction other than the jurisdictions specified in Exhibit 2.3.13 (or in transit between such jurisdictions) or, so long as such Obligor shall have taken all steps reasonably necessary to perfect the Trustee's security interest in the Collateral with respect to such other jurisdiction, such other jurisdiction as such Obligor may specify by notice actually received by the Trustee not less than 10 days prior to moving such tangible personal property into such other jurisdiction.

          2.3.6.    Trade Names.    No Obligor will adopt or do business under any name other than its name or names designated in Exhibit 2.3.13 or any other name specified by notice actually received by the Trustee not less than 10 Business Days prior to the conduct of business under such additional name. Since November 1, 1997, no Obligor has changed its name or adopted or conducted business under any trade name other than a name specified in such Exhibit 2.3.13.

          2.3.7.    Insurance.    Each insurance policy included in, or insuring against loss or damage to, the Collateral, or insuring against liabilities of the Company and its Subsidiaries, shall name the Trustee as additional insured party or as loss payee, as the case may be. No such insurance policy shall be cancelable or subject to termination or reduction in amount or scope of coverage until after at least 30 days' prior written notice from the insurer to the Trustee. At least 10 days prior to the expiration of any such insurance policy for any reason, each Obligor shall furnish the Trustee with reasonably satisfactory evidence of a renewal or replacement policy and payment of the premiums therefor to the extent due. Each Obligor grants to the Trustee full power and authority as its attorney-in-fact, without any obligation on the part of the Trustee, effective upon notice to such Obligor after the occurrence and during the continuance of an Event of Default, to obtain, cancel, transfer, adjust and settle any such insurance policy and to endorse any drafts thereon. Any amounts that the Trustee receives under any such policy (including return of unearned premiums) when no Event of Default has occurred and is continuing shall be delivered to the Obligors for the replacement, restoration and maintenance of the Collateral in the case of property insurance or for reimbursing insured liabilities in the case of liability insurance. Any such amounts that the Trustee receives after the occurrence and during the continuance of an Event of Default shall, at the Trustee's option, be applied to payment of the Note Obligations or to the replacement, restoration and maintenance of the Collateral in the case of property insurance or to the reimbursement of insured liabilities in the case of liability insurance. If any Obligor fails to provide insurance as required by this Agreement, the Required Holders may, at their option, purchase such insurance, and such Obligor will on demand pay to the Required Holders the amount of any payments made by the Required Holders for such purpose, together with interest on the amounts so disbursed from five Business Days after the date demanded until payment in full thereof at a rate of 10% per annum.

          2.3.8.    Intellectual Property.    Exhibit 2.3.8, as from time to time hereafter supplemented by written notice given to the Trustee in accordance with the provisions of Section 12.2 of the Indenture, sets forth as of the later of the date hereof or as of the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with section 4.3 of the Indenture, the following items (collectively, the "Intellectual Property"):

          (a)  all copyrights owned by the Obligors that are registered with the United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction) and all applications for such registration;

          (b)  all trademarks and service marks owned by the Obligors that are registered with the United States Patent and Trademark Office (or any office maintaining registration of trademarks and service marks in any state of the United States of America or any foreign jurisdiction) and all applications for such registration;

          (c)  all United States and foreign patents and patent applications owned by the Obligors; and

          (d)  all internet domain names owned by the Obligors and the registry with which each such domain name is registered.

The Obligors shall duly authorize, execute and deliver to the Trustee separate memoranda of security interests provided by the Required Holders with respect to the foregoing Intellectual Property for filing in United States Copyright Office (or any office maintaining registration of copyrights in any foreign jurisdiction), the United

States Patent and Trademark Office (or any office maintaining registration of trademarks and service marks in any state of the United States of America or any foreign jurisdiction) or any other applicable office. Upon (i) the registration of any additional Intellectual Property (or the filing of applications therefor) in such offices, (ii) the filing by the Obligors of any additional patent application or (iii) the issuance of any additional patent to the Obligors, the Obligors shall (at least quarterly) notify the Trustee and duly authorize, execute and deliver to the Trustee separate memoranda of security interests provided by the Required Holders covering such additional Intellectual Property for filing in such offices.

          2.3.9.    Deposit Accounts.    Each Obligor shall keep all its bank and deposit accounts only with the Trustee, the Agent or the lenders under the Senior Credit Facility or the financial institutions listed on Exhibit 2.3.9, as from time to time hereafter supplemented by written notice given to the Trustee in accordance with the provisions of section 12.2 of the Indenture. Upon the request of the Required Holders, each Obligor shall use reasonable efforts to cause such financial institutions (other than the Agent or the lenders under the Senior Credit Facility and the Trustee) to enter into account control agreements with the Trustee in form and substance reasonably satisfactory to the Trustee.

          2.3.10.    Modifications to Collateral.    Except with the prior written consent of the Required Holders, which will not be unreasonably withheld (subject to any time required to locate Holders and to obtain their consent), no Obligor shall amend or modify, or waive any of its rights under or with respect to, any material Accounts, general intangibles, Pledged Securities or leases if the effect of such amendment, modification or waiver would be to reduce the amount of any such items or to extend the time of payment thereof, to waive any default by any other party thereto, or to waive or impair any remedies of the Obligors or the Trustee under or with respect to any such Accounts, general intangibles, Pledged Securities or leases, in each case other than consistent with past practice in the ordinary course of business and on an arm's-length basis. Each Obligor will promptly give the Trustee written notice of any request by any Person for any material credit or adjustment with respect to any Account, general intangible, Pledged Securities or leases.

          2.3.11.    Delivery of Documents.    Upon the Required Holders' reasonable request, each Obligor shall deliver to the Trustee, promptly upon such Obligor's receipt thereof, copies of any agreements, instruments, documents or invoices comprising or relating to the Collateral. Pending such request, such Obligor shall keep such items at its chief executive office and principal place of business (as specified pursuant to Section 2.3.5).

          2.3.12.    Perfection of Collateral.

          (a)  This Agreement creates and shall create in favor of the Trustee, for the ratable benefit of the Holders, a legal, valid and enforceable security interest in the Collateral described herein, subject only to Liens permitted by section 4.12 of the Indenture.

          (b)  The Trustee, at the written direction of the Required Holders, will at any time and from time to time execute and file, as necessary, UCC financing statements, continuation statements and amendments thereto provided to it that describe the Collateral and contain any information required by the UCC or the applicable filing office with respect to any such UCC financing statement, continuation statement or amendment thereof.

          (c)  Upon the Required Holders' reasonable request from time to time, the Obligors will execute and deliver, and file and record in the proper filing and recording places, all such instruments, including UCC financing statements, collateral assignments of copyrights, trademarks and patents, mortgages or deeds of trust, notations on certificates of title and written confirmation of the grant of a security interest in commercial tort claims, and will take all such other action, as the Required Holders deem reasonably necessary for perfecting or otherwise confirming the Trustee's security interest in the Collateral or to carry out any other purpose of this Agreement or any other Note Document.

          (d)  In furtherance of the foregoing, subject to Section 4 hereof, the Obligors shall use reasonable efforts to obtain (i) a written acknowledgment, in form and substance reasonably satisfactory to the Required Holders, from any bailee having possession of any Collateral that such bailee holds such Collateral for the benefit of the Trustee and (ii) control of any investment property, deposit accounts, letter of credit rights or electronic chattel paper, with any agreements establishing such control to be in form and substance reasonably satisfactory to the Required Holders.

          2.3.13.    Information Regarding the Obligors.    Exhibit 2.3.13, as from time to time hereafter supplemented by written notice given in accordance with the provisions of section 12.2 of the Indenture, sets forth as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with section 4.3 of the Indenture, (a) the jurisdiction of organization, the organizational identification number issued by such jurisdiction and the federal taxpayer identification number of each Obligor, (b) the address of the principal executive office and chief place of business of each Obligor, (c) each name, including any trade name, under which each Obligor conducts its business, (d) the jurisdictions in which each Obligor owns real or tangible personal property and, in the case of real property, whether such real property is owned or leased by such Obligor and (e) the number of authorized and issued equity interests and ownership of each Obligor.

        2.4.    Administration of Collateral.    The Collateral shall be administered as follows, and if an Event of Default shall have occurred and be continuing, Section 2.5 shall also apply.

          2.4.1.    Use of Collateral.    Until the Trustee, at the written direction of the Required Holders, provides written notice to the contrary, each Obligor may use, commingle and dispose of the Collateral in the ordinary course of its business, all subject to sections 10.3 and 10.4 of the Indenture.

          2.4.2.    Accounts.    To the extent specified by prior written notice from the Trustee, at the written direction of the Required Holders, after the occurrence and during the continuance of an Event of Default, all sums collected or received and all property recovered or possessed by any Obligor in connection with any Collateral shall be received and held by such Obligor in trust for and on the Holders' behalf, shall be segregated from the assets and funds of such Obligor, and shall be delivered to the Trustee for the benefit of the Holders. Without limiting the foregoing, upon the Trustee's request, at the written direction of the Required Holders, after the occurrence and during the continuance of an Event of Default, each Obligor shall institute depository collateral accounts, lock-box receipts and similar credit procedures providing for the direct receipt of payment on Accounts at a separate address, the segregation of such proceeds for direct payment to the Trustee and appropriate notices to Account debtors. Upon the Trustee's request, at the written direction of the Required Holders, after the occurrence and during the continuance of an Event of Default, each Obligor will cause its accounting books and records to be marked with such legends and segregated in such manner as the Trustee, at the written direction of the Required Holders, may specify.

          2.4.3.    Distributions on Pledged Securities.

          (a)  Until an Event of Default shall occur and be continuing, the respective Obligors shall be entitled, to the extent permitted by the Note Documents, to receive all distributions on or with respect to the Pledged Securities (other than distributions constituting additional Pledged Securities or liquidating distributions). All distributions constituting additional Pledged Securities or liquidating distributions will be retained by the Trustee (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by such Person to the Trustee in the original form received, endorsed in blank) and held by the Trustee as part of the Collateral.

          (b)  If an Event of Default shall have occurred and be continuing, all distributions on or with respect to the Pledged Securities shall be retained by the Trustee (or if received by any Obligor shall be held by such Person in trust and shall be immediately delivered by it to the Trustee in the original form received, endorsed in blank) and held by the Trustee as part of the Collateral or applied by the Trustee to the payment of the Note Obligations in accordance with Section 2.5.6.

          2.4.4.    Voting Pledged Securities.

          (a)  Until an Event of Default shall occur and be continuing and the Trustee shall have delivered a notice contemplated by Section 2.4.4(b), the respective Obligors shall be entitled to vote or consent with respect to the Pledged Securities in any manner not inconsistent with the terms of any Note Document, and the Trustee will, if so requested, execute appropriate revocable proxies therefor provided to it.

          (b)  If an Event of Default shall have occurred and be continuing, if and to the extent that the Trustee shall so notify in writing the Obligor pledging the Pledged Securities in question, only the Trustee shall, at the written direction of the Required Holders, be entitled to vote or consent or take any other action with respect to the Pledged Securities (and any Obligor will, if so requested, execute appropriate proxies therefor).

        2.5.    Right to Realize upon Collateral.    Except to the extent prohibited by applicable law that cannot be waived, this Section 2.5 shall govern the Trustee's rights to realize upon the Collateral if any Event of Default shall have occurred and be continuing; provided, that it is understood that the Trustee will act hereunder only upon the written direction of the Required Holders. The provisions of this Section 2.5 are in addition to any rights and remedies available at law or in equity and in addition to the provisions of any other Note Document. In the case of a conflict between this Section 2.5 and any other Note Document, this Section 2.5 shall govern.

          2.5.1.    Assembly of Collateral; Receiver.    Each Obligor shall, upon the Trustee's request, assemble the Collateral and otherwise make it available to the Trustee. The Trustee may have a receiver appointed for all or any portion of the Obligors' assets or business which constitutes the Collateral in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral in accordance with the terms of the Note Documents, to continue the operations of the Obligors and to collect all revenues and profits therefrom to be applied to the payment of the Note Obligations, including the compensation and expenses of such receiver.

          2.5.2.    General Authority.    To the extent specified in written notice from the Trustee to the Obligor in question, each Obligor grants the Trustee full power and authority, subject to the other terms hereof and applicable law, to take any of the following actions (for the sole benefit of the Trustee on behalf of the Holders, but at such Obligor's expense):

            (a)  to ask for, demand, take, collect, sue for and receive all payments in respect of any Accounts, general intangibles, Pledged Securities or leases which such Obligor could otherwise ask for, demand, take, collect, sue for and receive for its own use;

            (b)  to extend the time of payment of any Accounts, general intangibles, Pledged Securities or leases and to make any allowance or other adjustment with respect thereto;

            (c)  to settle, compromise, prosecute or defend any action or proceeding with respect to any Accounts, general intangibles, Pledged Securities or leases and to enforce all rights and remedies thereunder which such Obligor could otherwise enforce;

            (d)  to enforce the payment of any Accounts, general intangibles, Pledged Securities or leases, either in the name of such Obligor or in its own name, and to endorse the name of such Obligor on all checks, drafts, money orders and other instruments tendered to or received in payment of any Collateral;

            (e)  to notify the third party payor with respect to any Accounts, general intangibles, Pledged Securities or leases of the existence of the security interest created hereby and to cause all payments in respect thereof thereafter to be made directly to the Trustee; provided, however, that whether or not the Trustee shall have so notified such payor, such Obligor will at its expense render all reasonable assistance to the Trustee in collecting such items and in enforcing claims thereon; and

            (f)    to use, operate, sell, transfer, assign or otherwise deal in or with any Collateral or the proceeds thereof, as fully as such Obligor otherwise could do;

          2.5.3.    Marshaling, etc.    Neither the Trustee nor the Holders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Obligor or any other guarantor, pledgor or any other Person with respect to the payment of the Note Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral therefor or any direct or indirect guarantee thereof. Neither the Trustee nor the Holders shall be required to marshal the Collateral or any guarantee of the Note Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Note Document shall be cumulative. To the extent it may lawfully do so, each Obligor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Trustee or the Holders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Without limiting the generality of the foregoing, each Obligor (a) agrees that it will not invoke or utilize any law which might prevent, cause a delay in or otherwise impede the enforcement of the rights of the Trustee or any Lender in the Collateral, (b) waives its rights under all such laws, and (c) agrees that it will not invoke or raise as a defense to any enforcement by the Trustee or any Lender of any rights and remedies relating to the Collateral or the Note Obligations any legal or contractual requirement with which the Trustee or any Holder may have in good faith failed to comply. In addition, each Obligor waives any right to prior notice (except to the extent expressly required by this Agreement) or judicial hearing in connection with foreclosure on or disposition of any Collateral, including any such right which such Obligor would otherwise have under the Constitution of the United States of America, any state or territory thereof or any other jurisdiction.

          2.5.4.    Sales of Collateral.    All or any part of the Collateral may be sold for cash or other value in any number of lots at public or private sale, without demand, advertisement or notice; provided, however, that unless the Collateral to be sold threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Trustee shall give the Obligor granting the security interest in such Collateral 10 days' prior written notice of the time and place of any public sale, or the time after which a private sale may be made, which notice each of the Obligors and the Trustee agrees to be reasonable. At any sale or sales of Collateral, any Holder or any of its respective officers acting on its behalf, or such Holder's assigns, may bid for and purchase all or any part of the property and rights so sold, may use all or any portion of the Note Obligations owed to such Holder as payment for the property or rights so purchased, and upon compliance with the terms of such sale may hold and dispose of such property and rights without further accountability to the respective Obligors, except for the proceeds of such sale or sales pursuant to Section 2.5.6. The Obligors acknowledge that any such sale will be made by the Trustee on an "as is" basis with disclaimers of all warranties, whether express or implied (including warranties with respect to title, possession, quiet enjoyment and other similar warranties). The respective Obligors will execute and deliver or cause to be executed and delivered such instruments, documents, assignments, waivers, certificates and affidavits, will supply or cause to be supplied such further information and will take such further action, as the Trustee shall reasonably request in connection with any such sale.

          2.5.5.    Sale Without Registration.    If, at any time when the Trustee shall determine to exercise its rights hereunder to sell all or part of the securities included in the Collateral, the securities in question shall not be effectively registered under the Securities Act (or other applicable law), the Trustee may, in its sole discretion, sell such securities by private or other sale not requiring such registration in such manner and in such circumstances as the Trustee may deem necessary or advisable in order that such sale may be effected in accordance with applicable securities laws without such registration and the related delays, uncertainty and expense. Without limiting the generality of the foregoing, in any event the Trustee may, in its sole discretion, (a) approach and negotiate with a single purchaser or one or more possible purchasers to effect such sale, (b) restrict such sale to one or more purchasers each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such securities and (c) cause to be placed on certificates representing the securities in question a legend to the effect that such securities have not been registered under the Securities Act (or other applicable law) and may not be disposed of in violation of the provisions thereof. Each Obligor agrees that such manner of disposition is commercially reasonable, that it will upon the Trustee's request give any such purchaser access to such information regarding the issuer of the securities in question as the Trustee may reasonably request and that the Trustee and the Holders shall not incur any responsibility for selling all or part of the securities included in the Collateral at any private or other sale not requiring such registration, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act (or other applicable law) or until made in compliance with certain other rules or exemptions from the registration provisions under the Securities Act (or other applicable law). Each Obligor acknowledges that no adequate remedy at law exists for breach by it of this Section 2.5.5 and that such breach would not be adequately compensable in damages and therefore agrees that this Section 2.5.5 may be specifically enforced.

          2.5.6.    Application of Proceeds.    The proceeds of all sales and collections in respect of any Collateral or other assets of any Obligor, all funds collected from the Obligors and any cash contained in the Collateral, the application of which is not otherwise specifically provided for herein, shall be applied as follows:

          (a)  first, to the payment of the costs and expenses of such sales and collections, the reasonable expenses of the Trustee and the reasonable fees and expenses of its special counsel;

          (b)  second, any surplus then remaining to the payment of the Note Obligations in such order and manner as the Trustee may in its reasonable discretion determine; provided, however, that any such payment shall be distributed to the Holders in accordance with the Indenture and the other Note Documents; and

          (c)  third, any surplus then remaining shall be paid to the Obligors, subject, however, to any rights of the holder of any then existing Lien who has duly presented to the Trustee an authenticated demand for proceeds before the Trustee's distribution of the proceeds is completed.

        2.6.    Custody of Collateral.    Except as provided by applicable law that cannot be waived, the Trustee will have no duty as to the custody and protection of the Collateral, the collection of any part thereof or of any income thereon or the preservation or exercise of any rights pertaining thereto, including rights against prior parties, except for the use of reasonable care in the custody and physical preservation of any Collateral in its possession. The Holders will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent selected by the Trustee acting in good faith.

3.    Future Subsidiaries.    The Company will from time to time cause any future Restricted Subsidiary concurrently with the time that such Person becomes a Restricted Subsidiary, to join this Agreement as an Obligor pursuant to a joinder agreement in form and substance reasonably satisfactory to the Trustee.

4.    Subordination to Rights of Holders of Senior Debt.    Notwithstanding anything to the contrary in this Agreement: (a) all Liens, rights and actions in respect of the Collateral granted by the Obligors to the Trustee for the benefit of the Holders pursuant to this Agreement (including any rights to take possession of or dispose of the Collateral, which shall include, without limitation, the right to delivery and possession of the Pledged Stock) shall be subject and subordinate to all Liens, rights and actions in respect of the Collateral granted by the Obligors to the Agent for the benefit of the holders of the Senior Debt, on the terms set forth in article 11 of the Indenture; (b) all obligations of and covenants made by the Obligors to the Trustee in respect of the Collateral pursuant to this Agreement shall be subject and subordinate to the obligations of and covenants made by the Obligors to the Agent and the holders of the Senior Debt in respect of the Collateral pursuant to the Senior Credit Facility (the "Senior Debt Obligations"), on the terms set forth in article 11 of the Indenture; and (c) to the extent that the Obligors take any action required by the Senior Credit facility that would, if taken on behalf of the Trustee, satisfy any obligation under this Agreement, then such obligation under this Agreement shall be deemed satisfied so long as any Senior Debt Obligations remain outstanding and the Senior Credit Facility remains in effect.

5.    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of the Holders and the Trustee and their respective successors and assigns and shall be binding upon the Obligors and their respective successors and assigns. No Obligor may assign its rights or obligations under this Agreement without the written consent of the Trustee.

6.    Notices.    Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by this Agreement, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

        If to any Obligor, to it at its address set forth on the signature page to this Agreement, to the attention of its chief financial officer.

        If to the Trustee, to it at BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602, telecopy number (312) 827-8542, to the attention of Corporate Trust Administration.

7.    Course of Dealing; No Implied Waivers; Waivers and Amendments.    No course of dealing between any Holder or the Trustee, on one hand, and any Obligor, on the other hand, shall operate as a waiver of any of the rights of the Holders or the Trustee under this Agreement or any other Note Document or with respect to the Note Obligations. In particular, no delay or omission on the part of any Holder or the Trustee in exercising any right under this Agreement or any other Note Document or with respect to the Note Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement shall be binding unless it is in writing and signed by the Trustee.

8.    General Provisions.

        8.1.    Defeasance.    When all Note Obligations have been paid, performed and reasonably determined by the Holders to have been indefeasibly discharged in full, and if at the time no Holder continues to be committed to extend any credit to the Company under the Indenture or any other Note Document, this Agreement shall terminate and, at the Company's written request, accompanied by such certificates and other items as the Trustee shall reasonably deem necessary, the Collateral shall revert to the Obligors and the right, title and interest of the Holders and the Trustee therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Trustee shall execute proper instruments, acknowledging satisfaction of and discharging this

Agreement, and shall redeliver to the Obligors any Collateral then in its possession; provided, however, that Section 8 shall survive the termination of this Agreement.

        8.2.    No Strict Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement and the other Note Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Note Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Note Documents.

        8.3.    Certain Acknowledgments.    Each Obligor acknowledges that:

          (a)  it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents;

          (b)  neither any Holder nor the Trustee has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Note Document, and the relationship between the Obligors, on one hand, and the Holders and the Trustee, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c)  no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Holders.

        8.4.    Venue; Service of Process.    Each of the Obligors and the Trustee:

          (a)  irrevocably submits to the jurisdiction of any New York state court sitting in the borough of Manhattan in the city of New York or any federal court sitting in the borough of Manhattan in the city of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Note Document or the subject matter hereof or thereof;

          (b)  waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of any such proceeding is improper, or that this Agreement or any other Note Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

          (c)  consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of New York and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 6 is reasonably calculated to give actual notice; and

          (d)  waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

        8.5.    WAIVER OF JURY TRIAL.    TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE OBLIGORS AND THE TRUSTEE WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. Each of the Obligors acknowledges that it has been informed by the Trustee that the foregoing sentence constitutes a material inducement upon which each of the Holders has relied, is relying and will rely in entering into the Indenture and any other Note Document. Any Obligor, any Holder or the Trustee may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Obligors and the Trustee to the waiver of their rights to trial by jury.

        8.6.    Interpretation; Governing Law; etc.    Time is (and shall be) of the essence in this Agreement and the other Note Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Note Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Holder, notwithstanding any investigation made by any Holder or the Trustee on its behalf, and shall survive the execution and delivery to the Holders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Note Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Note Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.

        8.7.    Incorporation by Reference.    In acting hereunder, the Trustee: (i) is entitled to all rights, powers, benefits, privileges, protections, immunities, and indemnities provided to it under the Indenture and (ii) is not required to make any requests, directions or determinations or to take any other actions which, in each case, are required to be made or taken under this Agreement by the Required Holders.

        [The remainder of this page is intentionally blank.]

        Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first written above.

ARCHIBALD CANDY CORPORATION
By	/s/ TED A. SHEPHERD Name: Ted A. Shepherd Title: President and Chief Executive Officer
LAURA SECORD HOLDINGS CORP.
By	/s/ TED A. SHEPHERD Name: Ted A. Shepherd Title: President and Chief Executive Officer
ARCHIBALD CANDY (CANADA) CORPORATION
By	/s/ TED A. SHEPHERD Name: Ted A. Shepherd Title: President and Chief Executive Officer
BNY MIDWEST TRUST COMPANY, as Trustee under the Indenture
By	/s/ MARY CALLAHAN Name: Mary Callahan Title: Assistant Vice President

Exhibit 2.3.8

TRADEMARKS

  (a)
  Company Trademarks

U.S. Trademarks

Trademark	Registration No.
AMERICAN HOMESTEAD COLLECTION BY FANNY FARMER	2,040,233
DEBUTANTES	2,221,712
(DESIGN ONLY) HOPPING Easter Bunny with Basket)	1,483,724
FANNIE FARMER (COOKBOOKS CLASS 16)	1,770,031
FANNIE MAY (STYLIZED)	2,121,790
FANNIE MAY CANDIES CELEBRATED COLLECTION	2,173,898
FANNIE MAY CONFECTIONARY	2,181,859
FANNIE MAY CONFECTIONARY (STYLIZED)	2,183,444
FANNIE MAY KITCHEN FRESH CANDIES	1,407,863
FANNY FARMER (stylized for candy)	126,844
FANNY FARMER (STYLIZED) for jams etc	578,907
FANNY FARMER (STYLIZED WITH SILHOUETTE DESIGN)	904,804
FANNY FARMER (STYLIZED) for toys, etc	905,819
FANNY FARMER (STYLIZED) for retail store services	1,375,189
FANNY FARMER (and new Cameo Design)	1,392,552
FANNY FARMER (stylized script) for ice cream	1,393,461
FF (STYLIZED)	998,022
I CAN'T MAKE ALL THE CANDY IN THE WORLD SO I JUST MAKE THE BEST OF IT!	1,397,036
I LOVE MY HONEY BUT OH YOU FANNIE MAY!	1,468,535
LAFAYETTE(1)	211,768
LIVE WIRES	2,512,490
PECAN DIXIES	1,758,566
PIXIES (STYLIZED)	593,071
SWEET LOOK	1,200,893
SWEET PERSUASION	1,816,447
TRINIDAD	1,607,576
TRINIDADS	1,400,579
LAURA SECORD(2)	163,475

(1)
Archibald Candy Corporation has suspended use of this trademark.

(2)
Trademark assignment to Archibald Candy Corporation filed in May 2002 at U.S. Tradmark Office.

State Trademark Registrations

Trademark	State	Registration No.
FANNIE MAY CANDIES	Missouri	MO 9241
FANNIE FARMER	New York	R27,824
PIXIES	Illinois	29,397

Foreign Trademarks (other than Canadian)

Trademark	Country	Registration No. /Serial No.
FANNY FARMER (SCRIPT) for coffee, tea, chocolate...	FRANCE	1,368,234
FANNY FARMER for tapioca, sugar, etc.	FRANCE	1,267,399
FANNY FARMER	ITALY	763,149 (previous registration #480,040)(3)
FANNIE MAY for confectionary, bread	JAPAN	1,809,559
FANNY FARMER for chocolate	JAPAN	1,241,987(4)
FANNY FARMER for coffee, confections, cereal	Switzerland	350,027(5)
FANNY FARMER for sugar confectionary & chocolate cover confectionary	United Kingdom	608,710
FANNY FARMER for non-medicated confectionary	United Kingdom	1,275,968

(3)
*ITALY Registration No. 480,040 may be the same as #763,149. Winston & Strawn's Paris Office is researching.

(4)
Registration is still owned by Fanny Farmer Candy Shops, Inc. It will cost approximately $1,600 to file a correction.

(5)
SWITZERLAND Registration No. 350,027 is still listed as owned by Fanny Farmer Candy Shops, Inc.

Canadian Trademarks

Trademark	Registration No.
CALYPSO	App# 103,505,400
LAURA SECORD; DESIGN	TMA 308,270
LAURA SECORD	TMA 291,898
LAURA SECORD	TMA 209,560
CAMEO DESIGN	TMA 207,365
LAURA SECORD & DESIGN	TMA 217,670
KIDDY POPS	UCA 039,227
LAURA SECORD	TMDA 018,979
INDULGE	TMA 389,009
OCCASIONS BY LAURA SECORD	TMA 371,465
ROSE DESIGN	TMA 301,317
CAMEO & DESIGN	TMA 280,819
LAURA SECORD	TMA 186,708
MEDALLIONS	TMA 126,360
CAMEO CONE	TMA 415,221
FANNIE FARMER (for cookbooks)	218,042
FANNY FARMER (for candy)	TMDA 026,793 expired 2001

Other Registered Foreign Trademarks(6)

Trademark	Country	Registration No.
Laura Secord	United Kingdom	977778
Laura Secord	United Kingdom	B 1243751
Laura Secord	Hong Kong	B 27351988
Laura Secord	Australia	A 402878
Laura Secord	France	1,675,679
Laura Secord	Greece	77408
Laura Secord	Ireland 110725
Laura Secord	Korea Republic of (South)	166260 may have expired in July, 1999
Laura Secord	Kuwait	15712
Laura Secord	Macau	5812 M
Laura Secord	Saudi Arabia	13939
Laura Secord	Saudi Arabia	13940
Laura Secord	Saudi Arabia	13941
Laura Secord	Saudi Arabia	13942
Laura Secord	Singapore	51484
Laura Secord	South Africa	840270
Laura Secord	Switzerland	340,977

(6)
No Computer Reports were run in 2002 for this list.

(b)
Laura Secord Holdings Corp. Trademarks

    None.

  (c)
  Archibald Candy Canada Trademarks

    None.

PATENTS

  (a)
  Company Patents

    None.

  (b)
  Laura Secord Holdings Corp. Patents

    None.

  (c)
  Archibald Candy Canada Patents

    None.

COPYRIGHTS

  (a)
  Company Copyrights

Title	Registration No. (Renewal Number)
"The New Fannie Farmer Boston Cooking School Cook Book" (1951 Edition)	A 58906 (RE 47-403)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 269-246)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 269-247)
"The Fannie Farmer Junior Cook Book" (Revised Edition)	A 310806 (RE 258-685)
"The All New Fannie Farmer Boston Cooking School Cook Book"	A 409841 (RE 351-952)
"The Fannie Farmer Cook Book" (Eleventh Edition)	A 785881 (RE 47-403)
"Candies" (Print or Label)	KK 232513
"Miss Dog's Christmas Treat" (Book)	A 557906
"The Fannie Farmer Cook Book" (Twelfth Edition)	TX 338-846
"The Fannie Farmer Baking Book"	TX 1-547-681
"The Fannie Farmer Cook Book" (Thirteenth Edition)	TX 3-280-034
"Fannie May Chocolate Filled Bunnies" (Poster)	VA 226 329
"Fannie May Candies Easter Parade" (Poster) (photograph and lithograph reproduction)	VA 299 153
"Fannie May Candies Easter Parade" (Catalogue 1987 edition)	VA 258 898
"Fannie May Candies Easter Parade" (Catalogue 1988 edition)	VA 295 869
"Fannie May Candies Easter Parade" (Catalogue 1989 edition)	VA 339 469
"Fannie May Kitchen Fresh Candies" (Easter 1992 Gift Selection—photographic catalogue)	VAU 213 682
"The Chocolate Idea Book"—(Catalogue)	TX 1 712 172
"The Chocolate Idea Book"—(Catalogue 1986-1987 edition)	VA 248 077
Chocolate Delights"—(Catalogue 1986-1987 edition)	VA 242 556
"Fannie May Quantity Order Discount Program 1991-1992" (photographic catalogue)	VA 474 042
"Fannie May Mail Order and Quantity Order Catalogue 1987-1988"	VA 278 699
"Fannie May Mail Order and Quantity Order Catalogue 1988-1989"	VA 321 549
"Fannie May Kitchen Fresh Candies 1991-1992 Mail Order Gift Selection" (photographic catalogue)	VA 474 044
"Quantity Order Discount Program Fannie May Candies" (photographic brochure)	VA 474 043
"Fannie May Quantity Order Discount Program 1991-1992" (Photographic catalogue)	VA 474 042
"The Victorian Valentine" (design)	TX 1 851 807
"Fannie May Kitchen Fresh Candies Valentine's 1992 Gift Selection" (photographic catalogue)	VAU 213 681
"Fannie May Valentine Brochure—1987 Edition"	VA 253 083
"Fannie May Valentine Brochure—1988 Edition"	VA 291 146
"Fannie May Valentine Brochure—1989 Edition"	VA 337 851
"Fannie May Candies Happy Holidays Flyer 1987" (Catalogue)	VA 284 161
"Fannie May Candies Happy Holidays Flyer 1988" (Catalogue)	VA 327 611
"Fannie May Kitchen Fresh Candies Christmas 1991 Gift Selections" (Photographic Catalogue)	VAU 213 680
"Chicago Skylines" (packaging—print based upon original painting)	VA 206 338
"Water Tower/Horse and Carriage" (print based on original painting)	VAU 228 669
"Floral Heart"	VA 815 722
"Christmas Personal Consumption"	VA 814 976
"Valentine's Day Personal Consumption"	VA 814 977
"Halloween Personal Consumption"	VA 814 978
"Easter Personal Consumption"	VA 814 979
"96 Halloween Pop"	VA 814 980

"Easter Bunny Crate"	VA 814 981
"Easter Bunny Die Cut Box"	VA 814 982
"Marshmallow Hearts"	VA 814 983
"Carrot-Rabbit Boxes"	VA 820 242
"Easter Cream Egg Boxes"	VA 824 758
"97 Whimsical 2 oz. Heart"	VA 824 762
"12 oz. Jelly Bird Egg"	VA 824 763
"Christmas Tree Die Cut Box"	VA 824 764
"1 oz. Santa Pop"	VA 824 765
"Twelve Days of Christmas"	VA 824 766
  (b)
  Laura Secord Holdings Corp. Copyrights

          None.

  (c)
  Archibald Candy Canada Copyrights

          None.

DOMAIN NAMES

  (a)
  Company Domain Names

          www.archibaldcandy.com

          www.fanniemay.com

          www.fanniemaycandies.com

          www.laurasecord.ca

  (b)
  Laura Secord Holdings Corp. Domain Names

          None.

  (c)
  Archibald Candy Canada Domain Names

          None.

Exhibit 2.3.9

Deposit Accounts

  (a)
  Company Deposit Accounts

Bank Name	Bank Account #	Type
LaSalle Bank	5800363243	Blocked
LaSalle Bank	5800363250	Visa/MC Account
LaSalle Bank	5800363268	Amex Account
LaSalle Bank	5800363318	Discover Account
LaSalle Bank	503940	Depository
LaSalle Bank	5800363235	Concentration
LaSalle Bank	5590052691	Disbursement-Rent
LaSalle Bank	5590052717	Disbursement-AP
LaSalle Bank	5590052709	Payroll
LaSalle Bank	5590053293	Payroll
LaSalle Bank	5590052725	SF Disbursement-AP
Advance Bank	015000334	Depository
Alpine Bank	724019	Depository
AMSouth Bank	4600006188	Depository
Bank Champaign	1058649	Depository
Bank Financial	407004135	Depository
Bank Illinois	01010921	Depository
Bank of America	000099900124	Depository
Bank of America	360119024827	Depository
Bank of New Hampshire	2516632601	Depository
Bank of Waukegan	01938869	Depository
Bank One- Illinois	5242924	Depository
Bank One- Indiana	705001416613	Depository
Bank One-Cleveland	801350205	Depository
Busey Bank	255378	Depository
Charter One	4400303235	Depository
Chase Bank	0000968214	Depository
Chemical Bank	1206016873	Depository
Chemung Canal	235054208	Depository
Citibank	0980094537	Depository
Citibank	226549346	Depository
Cole Taylor Bank	00010041	Depository
Comerica Bank	1840401762	Depository
Corus Bank	1100064402	Depository
Eastern Bank	0976202	Depository
Farmers & Mechanics	0000201550	Depository
Fifth Third Bank	9001220246	Depository
Fifth Third Bank	4001037489	Depository
First American Bank	6082630801	Depository
First Bankers Trust	310219	Depository
First Federal	0002107522	Depository
First Merchants Bank	1978101	Depository
First Midwest	0000040010	Depository
First Midwest	0000860501	Depository
First Union Bank	2000001075223	Depository
First Union Bank	2100017596175	Depository
First Union Bank	2000310000374	Depository
First Union Bank	2146100022646	Depository
First Union Bank	2185510073534	Depository
Fleet Bank	0038682695	Depository

Fleet Bank	0025946898	Depository
Harris Bank	3703677708	Depository
Harris Bank	30848	Depository
Heritage Bank	130235800	Depository
Hickory Point Bank	014958	Depository
Highland Bank	3010001367	Depository
HSBC	188193456	Depository
HSBC	204832373	Depository
Huntington Bank	01662007738	Depository
Huntington Bank	01472280185	Depository
Irwin Union Bank	3960807	Depository
Johnson Bank	1000284484	Depository
Key Bank	0800072677	Depository
Key Bank	321150001667	Depository
Key Bank	327300021463	Depository
Key Bank	321030000038	Depository
Lafayette Bank	0003964	Depository
Lake in the Hills Bank	711497	Depository
LaSalle Bank	000503940	Depository
LaSalle National	111425501	Depository
M & I Bank	0024577234	Depository
M & I Bank	1624466	Depository
M & I Bank	19514517	Depository
M&T Bank	1700145081	Depository
M&T Bank	1700268825	Depository
Madison Bank	23001704	Depository
Mellon Bank	0002343788	Depository
Mercantile National	4112784	Depository
Midwest Bank	125000300	Depository
National City	0208800859	Depository
National City	758047409	Depository
National City	010123560	Depository
North Shore Bank	04020855	Depository
North Star State Bank	4052203	Depository
Northwest Bank	5000146002	Depository
Old Second Natl	267062	Depository
Old Second Natl	267476	Depository
Oxford Bank	0202968501	Depository
Parkway Bank	000019992	Depository
Plaza Park Bank	12163801	Depository
PNC Bank	8542474936	Depository
Prairie Bank & Trust	113992	Depository
Republic Bank	136519	Depository
Republic Bank	0278003173	Depository
Republic Bank	4270001941	Depository
Salem Five	0891109399	Depository
Seaway National	0076094301	Depository
Security State Bank	311810	Depository
Southtrust Bank	60101336	Depository
Southtrust Bank	30074332	Depository
Sovereign Bank	60700032257	Depository
Standard Federal Bank	1054515384	Depository
Suntrust Bank	01760129929	Depository
TCF National	2102017701	Depository
Terre Haute First Natl	4637755	Depository
Troy Savings Bank	053059002252	Depository

Truman Bank	0110022596	Depository
Trustco Bank	31048676	Depository
Union Planters Bank	10119342	Depository
University National	100889100	Depository
US Bank	780158488	Depository
US Bank	198552592323	Depository
US Bank	199355511460	Depository
US Bank	7230022167	Depository
US Bank	153910007506	Depository
US Bank	137980033435	Depository
US Bank	163200381669	Depository
Wells Fargo	4170272231	Depository
Wells Fargo	7301171016	Depository
  (b)
  Laura Secord Holdings Corp. Deposit Accounts

          None.

  (c)
  Archibald Candy Canada Deposit Accounts

Sr. #	Bank	Transit #	Account #
1	Bank of Montreal (Main Concentrator Account)	0002	1403-124
2	Bank of Montreal (Cash Classic)	0452	1023-396
3	Bank of Montreal (Credit Classic)	0002	1403-108
4	Bank of Montreal (Cash Combo)	0002	1333-779
5	Bank of Montreal (Credit Combo)	0002	1403-116
6	Bank of Montreal (A/P Classic & Combo)	0002	1403-140
7	Bank of Montreal (Payroll)	0002	1403-095
8	Bank of Montreal (Lock Box Agency Sale)	0002	1403-087
9	Bank of Montreal (Lock Box Corporate Sale)	0002	1425-489
10	Royal Bank of Canada (Classic Shops)	05922	114-1951
11	Royal Bank of Canada (Combo Shops)	05922	100-4019
12	Canadian Imperial Bank of Commerce (Classic Shops)	00002	57-36919
13	Canadian Imperial Bank of Commerce (Combo Shops)	00002	56-68115
14	Bank of Nova Scotia (Classic Shops)	80002	07251-10
15	Bank of Nova Scotia (Combo Shops)	80002	10011-16
16	Toronto Dominion Bank (Classic Shops)	01020	375-581
17	Toronto Dominion Bank (Combo Shops)	01020	370-563
18	Laurentian Bank (Shop # 216 account)	99	0499352
19	Laurentian Bank (Shop # 222 account)	343	0499048
20	Laurentian Bank (Shop # 232 account)	156	49100-401
21	Laurentian Bank (Shop # 242 account)	322	0499747
22	Laurentian Bank (Shop # 243 account)	426	2884130
23	National Bank of Canada (Shop # 235 account)	10971	00-283-24
24	National Bank of Canada (Shop # 259 account)	12001	01-018-26
25	Caisse Populaire (Shop # 253 account)	00026	2007557
26	Caisse Populaire (Shop # 278 account)	20083	0677047
27	Caisse Populaire (Shop # 293 account)	70001	2016962
28	Prince George Savings (Shop # 960 account)	47530	000000182

Exhibit 2.3.13

Information Regarding the Obligors

  (a)
  (i)
  Company

  1)
  Jurisdiction of Organization: Delaware

  2)
  Organizational Identification Number: 020616678-3571992

  3)
  FEIN: 03-0485114

  (ii)
  Laura Secord Holdings Corp., a Delaware corporation ("LSHC")

  1)
  Jurisdiction of Organization: Delaware

  2)
  Organizational Identification Number: 020618414-3576736

  3)
  FEIN: 03-0485115

  (iii)
  Archibald Candy Canada

  1)
  Jurisdiction of Organization: Canada

  2)
  Organizational Identification Number: 362385-8

  3)
  FEIN: N/A

  (b)
  Address of principal place of business and chief place of business of each Obligor:

    1137 W. Jackson Boulevard
    Chicago, Illinois 60607

  (c)
  Trade Names of Obligors:

      Laura Secord
      Laura Secord French & Frosted Mint
      Laura Secord Frosted Mint
      Laura Secord Mint Medallion
      Laura Secord Mint Stick
      Laura Secord Almond Bark
      Laura Secord Jellifruit
      Laura Secord Miniatures
      Laura Secord Dixies
      Laura Secord Puppy Paws
      Laura Secord Buttermallow
      Laura Secord Nut Bordeaux
      Laura Secord French Mint
      Laura Secord Laurette
      Laura Secord Secord
      Laura Secord Superior
      Laura Secord Goldie
      Laura Secord Milton
      Laura Secord York
      Laura Secord French Crisp
      Laura Secord Virginia Crisp
      Laura Secord Butter Crunch
      Laura Secord Milk Fingers
      Laura Secord White Fingers
      Laura Secord Southern
      Laura Secord Gloria
      Laura Secord Jamaican
      Laura Secord Orange Fruit Dream
      Laura Secord Strawberry Fruit Dream
      Laura Secord Raspberry Fruit Dream
      Laura Secord Essex
      Laura Secord Kent
      Laura Secord Swirls & Clusters
      Laura Secord Almond Swirls
      Laura Secord Vanilla Belmont
      Laura Secord Cameo
      Laura Secord Princess
      Fannie May
      Fannie May Candies
      Fanny Farmer
      Fanny Farmer Candies
      Sweet Factory
      Sweet Factory Group, Inc.
      Sweet Factory Group
      SF Candy Company
      Sweet Factory, Inc.
      SF Properties, Inc.
      Archibald Candy (Canada) Corporation

  (d)
  Jurisdictions in which Obligors own real or tangible personal property:

  (i)
  Owned Real Property

  1)
  Company

1.	Aberdeen	1101 W. Jackson Blvd.	Chicago	IL	60607
2.	Garfield Ridge	5543 S. Harlem	Chicago	IL	60638
3.	Ridgeland	6351 W 95th	Oak Lawn	IL	60453
4.	Oak Lawn	10700 S. Cicero	Oak Lawn	IL	60453
5.	Midlothian	14701 S. Cicero	Midlothian	IL	60445
6.	South Holland	1001 E. 162nd	South Holland	IL	60473
7.	Torrence	17245 S. Torrence	Lansing	IL	60438
8.	Homewood	18101 S. Halsted	Homewood	IL	60430
9.	Dempster	3536 W. Dempster	Skokie	IL	60076
10.	Candy House	10066 N. Skokie	Skokie	IL	60076
11.	Touhy	7001 N. Lincoln	Lincolnwood	IL	60646
12.	Mt Prospect	201 South Main St.	Mt. Prospect	IL	60056
13.	Ogden	2205 S.Ogden	Downers Grove	IL	60515
14.	Carol Stream	107 E. North Ave	Carol Stream	IL	60188
15.	Addison	555 W. Lake St.	Addison	IL	60101
16.	Wood Dale	358 Irving Park Rd	Wood Dale	IL	60191
17.	Glen Ellyn	620 Roosevelt Rd	Glen Ellyn	IL	60137
18.	Champaign	402 S. Neil	Champaign	IL	61820
19.	Crystal Lake	200 Virginia	Crystal Lake	IL	60014
20.	West Aurora	102 N. Lake	Aurora	IL	60506
21.	Annandale	7327 Little River Turnpike	Annadale	VA	22003
22.	Merrillville	8045 Broadway	Merrillville	IN	46410
23.	Highland	3949 Ridge Road	Highland	IN	46322
24.	Michigan City	102 W Highway 20	Michigan City	IN	46360
25.	Mayfair	7309 Frankford Ave	Philadelphia	PA	19136
26.	Haddonfield	9 Kings Highway West	Haddonfield	NJ	8033
27.	Oakland	501 W 14 Mile Rd	Madison Heights	MI	48071
28.	Lansing	4037 W Sanigaw	Lansing	MI	48917
29.	Kentwood	3355 28th St. S.E.	Grand Rapids	MI	49512
30.	Battle Creek	865 Capital S.W.	Battle Creek	MI	49016
31.	Portage	6012 S Westnedge	Portage	MI	49002
32.	St Joseph	2909 S. Niles Ave.	St. Joseph	MI	49085
33.	Bensalem	1694 Winchester Road	Bensalem	PA	19020
34.	Chicago	1119 to 1137 W. Jackson and 1123 to 1135 W. Van Buren St.	Chicago	IL	60607
      2)
      Laura Secord Holdings Corp.

              None.

      3)
      Archibald Candy Canada

              None.

    (ii)
    Leased Real Property

Please see the attached Annex A.

  (e)
  Equity Interests and Ownership of the Obligors

  (i)
  Company

Class	Authorized Shares	Number of Shares Issued and Outstanding(7)
Common	300,000	276,631

(7)
The holders of Class 5B Claims, together with the holders of Class 5A claims who have elected Class 5B treatment, own 100% of the common shares of the Company pursuant to the Second Amended Joint Plan of Reorganization of Archibald Candy Corporation, an Illinois corporation, and Fannie May Holdings, Inc., a Delaware corporation, which was confirmed by the United States Bankruptcy Court for the District of Delaware on September 24, 2002. The following entities own more than 10% of the voting securities of the Company: Delaware Street Capital (29.57%), Putnam Investments (17.76%) and Credit Suisse Asset Management (10.27%).

  (ii)
  LSHC

Class	Authorized Shares	Number of Shares Issued and Outstanding	Percentage of Shares Owned by the Company
Common	3,000	10	100%
    (iii)
    Archibald Candy Canada

Class	Authorized Shares	Number of Shares Issued and Outstanding	Percentage of Shares Owned by LSHC
Common	unlimited	1	100%

Annex A to Schedule 2.3.13

Leased Real Property

  (a)
  Company Leased Real Property

    Midway Distribution Center
    5360 South Cicero Ave
    Chicago, IL 606038

    Ashland Cold Storage
    1556 West 43rd Street
    Chicago, IL 60609

    Swiss Colony
    1112 7th Avenue
    Monroe, WI 53566

    Summit Cold Storage
    5450 South Center Avenue
    Summit, IL 60501

    Geneva Lakes
    W8876 County Hwy X
    Darien, WI 53114

    Posen
    2525 West 139th Place
    Posen, IL 60469

    Fannie May Stores
    1137 West Jackson Blvd.
    Chicago, IL 60607

    Laura Secord Stores
    1 Valley Brook Drive Don Mills,
    ON M3B 2S7

    ICW
    135 Bethridge Road
    Toronto, ON M9W 1N4

    Bensalem
    1694 Winchester Road
    Bensalem, PA 19020

    Mercantile Cold Storage
    2101 West Pershing Road
    Chicago, IL 60609

    Berkshire Cold Storage
    4600 South Packers
    Chicago, IL 60609

    LaGrou Cold Storage
    3534 South Kostner Ave
    Chicago, IL 60632

103	ABERDEEN 1101 WEST JACKSON BLVD CHICAGO, IL 60607

114	DEARBORN 144 S DEARBORN ST CHICAGO, IL 60603
131	PALMER HOUSE 130 S. WABASH CHICAGO, IL 60603
132	CHICAGO CLUB 400 S MICHIGAN CHICAGO, IL 60605
141	TITLE & TRUST 38 N. CLARK CHICAGO, IL 60602
143	ROANOKE 5 SOUTH LASALLE STREET CHICAGO, IL 60603
147	ADAMS 302 W ADAMS CHICAGO, IL 60606
148	TOWERS PRESIDENTAL TOWERS 555 WEST MADISON CHICAGO, IL 60606
149	CNW 500 WEST MADISON CHICAGO, IL 60661
150	MART #107 MERCHANDISE MART BLDG-SU 222 NORTH BANK DRIVE CHICAGO, IL 60654
152	WACKER 343 NORTH MICHIGAN AVENUE CHICAGO, IL 60601
154	ONTARIO 638 N. MICHIGAN AVE CHICAGO, IL 60611
155	WATER TOWER SPACE G-1 835 N MICHIGAN CHICAGO, IL 60611
168	HYDE PARK 1546 E 55TH ST CHICAGO, IL 60615
190	GARFIELD RIDGE 5543 S HARLEM AVE. CHICAGO, IL 60638
192	MIDWAY SPACE TC-12 5700 CICERO CHICAGO, IL 60638

194	WESTPORT 3210 WEST 87TH STREET CHICAGO, IL 60652
196	BEDFORD 7460 SOUTH CICERO BEDFORD PARK, IL 60629
197	BOGAN 4024 WEST 79 TH STREET CHICAGO, IL 60652
198	BRIDGEVIEW 7781 S HARLEM BRIDGEVIEW, IL 60455
200	EVERGREEN EVERGREEN PLAZA L L SPACE J-1 95TH & WESTERN EVERGREEN PARK, IL 60805
201	RIDGELAND 6351 W 95TH ST OAK LAWN, IL 60453
202	CHICAGO RIDGE 651 CHICAGO RIDGE MALL SPACE CHICAGO RIDGE, IL 60415
203	OAK LAWN 10700 S CICERO AVE OAK LAWN, IL 60453
208	MIDLOTHIAN 14701 SOUTH CICERO MIDLOTHIAN, IL 60445
211	SOUTH HOLLAND 1001 E 162 ND STREET SOUTH HOLLAND, IL 60473
212	RIVER OAKS RIVER OAKS SHOP CTR 96 RIVER OAKS CENTER CALUMET CITY, IL 60409
213	TORRENCE 17245 S TORRENCE LANSING, IL 60438
214	PARK FOREST 348 VICTORY DRIVE PARK FOREST, IL 60466
215	MATTESON 145 LINCOLN MALL MATTESON, IL 60443
216	HOMEWOOD 18101 S HALSTED HOMEWOOD, IL 60430

217	CROSSINGS US 31 & US 45 324 LA GRANGE ROAD-SPACE D101 FRANKFORT, IL 60423
218	PALOS 7148 W. 127TH ST PALOS HEIGHTS, IL 60463
220	ORLAND ORLAND SQ SHOP CTR- LOWER LEV 272 ORLAND SQUARE ORLAND PARK, IL 60462
221	SQUARE ORLAND SQ SHOP CTR-SPACE C-2A 310 ORLAND SQUARE ORLAND PARK, IL 60462
222	JEWEL 9350 WEST 159TH STREET ORLAND PARK, IL 60462
223	LEMONT 1212 STATE STREET LEMONT, IL 60439
231	MONTROSE 1813 W MONTROSE CHICAGO, IL 60613
239	DEMPSTER 3536 W DEMPSTER AVE SKOKIE, IL 60076
240	CANDY HOUSE 10066 N SKOKIE BLVD SKOKIE, IL 60076
242	HEATHERFIELD 2536 WAUKEGAN ROAD GLENVIEW, IL 60025
244	DEERBROOK 146 S WAUKEGAN RD DEERFIELD, IL 60015
246	EDGEBROOK 5401 W DEVON CHICAGO, IL 60646
248	TOUHY 7001 N LINCOLN AVE LINCOLNWOOD, IL 60646
249	DUNNING SQUARE 78 DUNNING SQUARE 6410 IRVING PARK ROAD CHICAGO, IL 60634
250	MCCORMICK LINCOLN TOWN CENTER MALL SPAC 3333 W TOUHY AVE LINCOLNWOOD, IL 60645

255	WESTERN 4771 N LINCOLN CHICAGO, IL 60625
260	GRACELAND 1549 BELMONT CHICAGO, IL 60657
269	AMERICAN O'HARE AIRPORT TERMINAL 3 CHICAGO, IL 60666
270	DES PLAINES 1476 MINER STREET DES PLAINES, IL 60016
271	O'HARE O'HARE AIRPORT TERMINAL 2-SPACE T2U4EA CHICAGO, IL 60666
272	UNITED O'HARE AIRPORT TERMINAL 1-B17 CHICAGO, IL 60666
273	GLENVIEW GLEN OAK PLAZA 1409 WAUKEGAN ROAD GLENVIEW, IL 60025
274	GOLF 8534 GOLF ROAD NILES, IL 60714
275	RANDHURST 2039 RANNDHURST CENTER 999 ELMHURST ROAD MT PROSPECT, IL 60056
276	CAMBRIDGE CAMBRIDGE COMMONS SHP CTR 22 E DUNDEE RD BUFFALO GROVE, IL 60089
277	MT PROSPECT 201 SOUTH MAIN STREET MT PROSPECT, IL 60056
278	WOODFIELD F320 WOODFIELD MALL SCHAUMBURG, IL 60173
279	HOFFMAN 2579 GOLF ROAD HOFFMAN ESTATES, IL 60194
280	ARLINGTON 130 EAST WING STREET ARLINGTON HGTS, IL 60004

281	FORMAN 5558 W BELMONT CHICAGO, IL 60641
283	PALATINE PLAZA PALATINE PLAZA 265 EAST NORTHWEST HIGHWAY PALATINE, IL 60067
284	OLMSTEAD 1433 PALATINE ROAD HOFFMAN ESTATES, IL 60195
285	PARK RIDGE 31 S PROSPECT PARK RIDGE, IL 60068
286	NORTHWEST 6700 NORTHWEST HIGHWAY CHICAGO, IL 60631
290	LAWRENCE 5326 W LAWRENCE CHICAGO, IL 60630
324	OAK PARK 136 N OAK PARK OAK PARK, IL 60301
330	LAKE 1025 W LAKE ST OAK PARK, IL 60301
343	WINSTON 1312 WINSTON PLAZA MELROSE PARK, IL 60160
344	GRAND 7192 W GRAND CHICAGO, IL 60707
346	HARLEM 4128 N HARLEM NORRIDGE, IL 60706
350	FOSTER 7206 W. FOSTER CHICAGO, IL 60656
360	CERMAK PLAZA 7131 CERMAK PLAZA BERWYN, IL 60402
365	RIVERSIDE NORTH RIVERSIDE PARK 7501 W CERMAK RD NORTH RIVERSIDE, IL 60546
366	BROADVIEW 126 BROADVIEW VILLAGE SQUARE BROADVIEW, IL 60153

370	LA GRANGE 2 S LA GRANGE RD LA GRANGE, IL 60525
371	HINSDALE 6300 S KINGERY HIGHWAY SUITE WILLOWBROOK, IL 60527
372	WESTCHESTER WESTBROOK COMMONS—SPACE 9 3017 WOLF RD WESTCHESTER, IL 60153
375	TERRACE 1600 16TH STREET SPACE T-21 OAK BROOK, IL 60523
380	ELMHURST 100 N YORK RD ELMHURST, IL 60126
381	ELK GROVE 968 GROVE TOWN CENTER ELK GROVE VILLAGE, IL 60007
382	MEACHAM MALLARD CROSSING 933 MEACHAM AVENUE ELK GROVE VILLAGE, IL 60007
384	BARTLETT BLDG B-2 1029 W. STEARNS RD BARTLETT, IL 60103
387	SCHMALE GENEVA CROSSING 355 EAST GENEVA ROAD CAROL STREAM, IL 60188
388	OGDEN 2205 S OGDEN AVE DOWNERS GROVE, IL 60515
389	WOOD GROVE WOOD GROVE MALL 1001 75TH STREET WOODRIDGE, IL 60517
390	DOWNERS GROVE 5101 MAIN ST DOWNERS GROVE, IL 60515
391	NAPERVILLE 1504 N. NAPER BLVD SUITE 116 SPACE C6 NAPERVILLE, IL 60563
392	STRATFORD SQUARE STRATFORD SQUARE 429 STRATFORD SQUARE BLOOMINGDALE, IL 60108

393	YORKTOWN YORKTOWN SHOP CTR-UPPER LEVEL 225 YORKTOWN SHOPPING CENTER LOMBARD, IL 60148
395	CAROL STREAM 107 E NORTH AVE CAROL STREAM, IL 60188
396	ADDISON 555 W LAKE ST ADDISON, IL 60101
397	WOOD DALE 358 IRVING PARK RD WOOD DALE, IL 60191
398	GLEN ELLYN 620 ROOSEVELT RD GLEN ELLYN, IL 60137
399	DANADA 22 DANADA SQUARE WHEATON, IL 60187
401	EASTLAND 1615 E EMPIRE ST BLOOMINGTON, IL 61701
402	BLOOMINGTON OUTLET 310 WYLIE DRIVE SPACE A-147 NORMAL, IL 61761
409	NEIL MARKET PLACE 2000 N NEILL ST CHAMPAIGN, IL 61820
410	CHAMPAIGN 402 S NEIL CHAMPAIGN, IL 61820
412	URBANA 151 LINCOLN SQUARE URBANA, IL 61802
416	VERMILLION SPACE C 14 2917 NORTH VERMILLION DANVILLE, IL 61832
420	HICKORY HICKORY POINT MALL US 51 NORTH FORSYTH, IL 62535
423	OTTER CREEK OTTER CREEK SHOPPING CTR. 230 S RANDALL RD ELGIN, IL 60123
424	FOX FIELD 2728 EAST MAIN STREET UNIT 1 ST CHARLES, IL 60174

426	SPRINGHILL 1482 SPRINGHILL MALL WEST DUNDEE, IL 60118
427	CHARLESTOWNE 3800 E MAIN ST., #C-109 ST CHARLES, IL 60174
428	ALGONQUIN 7 N RANDALL RD ALGONQUIN, IL 60102
432	NORTHWOODS 121 NORTHWOODS SPACE 214 PEORIA, IL 61613
436	SHERIDAN 4203 N SHERIDAN RD PEORIA, IL 61614
438	CHERRYVALE MALL AT CHERRY VALE 7200 HARRISON AVE ROCKFORD, IL 61112
439	BARRINGTON 126 W. MAIN ST. #2 BARRINGTON, IL 60010
441	LIBERTYVILLE BUTTERFIELD SQUARE 1433 PETERSON RD. #6 LIBERTYVILLE, IL 60048
442	BOUGHTON 1196 W. BOUGHTON RD., SUITE 1 BOLINGBROOK, IL 60440
443	CARY 528 NORTHWEST HIGHWAY CARY, IL 60013
444	GURNEE MILLS 6170 GRAND AVE—SPACE 123 GURNEE, IL 60031
445	LAKE ZURICH 495 ELA ROAD LAKE ZURICH, IL 60047
446	ROCKFORD PLAZA 2438 CHARLES ST ROCKFORD, IL 61108
447	MACHESNEY MALL MACHESNEY PARK MALL 8750 NORTH SECOND STREET ROCKFORD, IL 61115
448	CRYSTAL LAKE 200 VIRGINIA CRYSTAL LAKE, IL 60014

449	HAWTHORN 806 HAWTHORN MALL—SPACE H5 VERNON HILLS, IL 60060
451	GRANDVIEW 926 GREENBAY ROAD SPACE D WAUKEGAN, IL 60085
453	MALLARD 718 EAST ROLLINS ROAD UNIT A ROUND LKE BEACH, IL 60073
454	BOLINGBROOK MARKET SQUARE SHOPPING CENTER 164 SOUTH BOLINGBROOK DR SPAC BOLINGBROOK, IL 60440
456	LARKIN NORTHRIDGE PLAZA 1310 NORTH LARKIN JOLIET, IL 60435
458	LOUIS J. 1254 LOUIS—JOLIET MALL 3128 PLAINFIELD RD JOLIET, IL 60435
459	FOX VALLEY 1000 FOX VALLEY CENTER AURORA, IL 60504
460	GENEVA 603 WEST STATE STREET GENEVA, IL 60134
461	WEST AURORA 102 N LAKE AURORA, IL 60506
462	OSWEGO TOWNES CROSSINGS SHOPPING CEN 2590 ROUTE 30 OSWEGO, IL 60543
463	BATAVIA 2012 WILSON AVENUE BATAVIA, IL 60510
464	DU PAGE 1767 WEST OGDEN AVENUE-SUITE NAPERVILLE, IL 60540
465	FREEPORT 30 W STEPHENSON FREEPORT, IL 61032
466	DE KALB 223 EAST LINCOLN HIGHWAY DE KALB, IL 60115
467	PERU PERU MALL SUITE B-17 3940 ROUTE 251 PERU, IL 61354

468	STERLING NORTHLAND MALL 2900 E LINCOLNWAY STERLING, IL 61081
469	SOUTHPARK SOUTHPARK MALL 4500 16TH ST MOLINE, IL 61265
470	MOLINE 1532 FIFTH AVE MOLINE, IL 61265
471	HOMER 14242 SOUTH BELL ROAD LOCKPORT, IL 60441
472	EOLA 3015 NEW YORK STREET AURORA, IL 60505
474	WHITE OAKS WHITE OAKS MALL SPACE #D-7 2501 WEST WABASH SPRINGFIELD, IL 62704
476	TOWN & COUNTRY TOWN & COUNTRY SHP. CTR. 2401 S MAC ARTHUR SPRINGFIELD, IL 62704
477	ALTON SQUARE 216 ALTON SQUARE ALTON, IL 62002
478	QUINCY 3346 QUINCY MALL QUINCY, IL 62301
479	ST CLAIR 197 ST CLAIR SQUARE FAIRVIEW HGTS, IL 62208
481	MEADOWVIEW MEADOWVIEW SHP CTR 22 MEADOWVIEW KANKAKEE, IL 60901
482	NORTHFIELD 1600 N STATE RD 50 SPACE382-B BOURBONNAIS, IL 60914
483	GALESBURG SANDBURG MALL 1150 CARL SANDBURG DR GALESBURG, IL 61401
487	CATON CROSSING 2322 ILLINOIS RT.59 PLAINFIELD, IL 60544

488	ROMEOVILLE ROMEOVILLE TOWNE CENTER—SPACE 433 NORTH WEBER ROAD ROMEOVILLE, IL 60446
489	WHITE EAGLE 2863 95TH STREET SUITE 115 NAPERVILLE, IL 60566
490	NORTHPARK NORTHPARK MALL 320 W KIMBERLY BOX 117 DAVENPORT, IA 52806
492	DUCK CREEK DUCK CREEK PLAZA 846 MIDDLE RD BETTENDORF, IA 52722
505	MILLS MILLS BUILDING 1703 G STREET N.W. WASHINGTON, DC 20006
510	PENTAGON P.O. BOX 46068 WASHINGTON DC, VA 20050
530	ANNANDALE 7327 LITTLE RIVER TURNPIKE ANNANDALE, VA 22003
550	WHEATON WHEATON PLAZA 11160 VEIRS MILL ROAD WHEATON, MD 20902
555	FAIRFAX 11282 JAMES SWART CIRCLE SPAC FAIRFAX, VA 22030
602	FAIR OAKS 2208 25 TH STREET—SPACE B11 COLUMBUS, IN 47201
604	GREENWOOD GREENWOOD PARK MALL SPACE F 1251 U S 31 SOUTH GREENWOOD, IN 46142
605	CASTLETON 6066 E 82ND STREET INDIANAPOLIS, IN 46250
606	WASHINGTON SQ. 10202 E WASHINGTON ST INDIANAPOLIS, IN 46229
607	GLENDALE GLENDALE SHP CTR 6101 N KEYSTONE INDIANAPOLIS, IN 46220

608	WESTFIELD 1950-19 E GREYHOUND PASS S CARMEL, IN 46032
609	KESSLER LAFAYETTE SQ SHP CTR 3919 LAFAYETTE RD #370 INDIANAPOLIS, IN 46254
610	SOUTHLAKE 2020 SOUTHLAKE MALL MERRILLVILLE, IN 46410
612	FORT WAYNE GLENBROOK SQUARE 4201 COLDWATER ROAD,SPACE A-5 FORT WAYNE, IN 46805
613	MERRILLVILLE 8045 BROADWAY MERRILLVILLE, IN 46410
614	HIGHLAND 3949 RIDGE ROAD HIGHLAND, IN 46322
616	SCHERERVILLE CROSSROADS SHOPPING CENTER 1505 U S RTE 41—SUITE A-18 SCHERERVILLE, IN 46375
617	MICHIGAN CITY 102 W HIGHWAY 20 MICHIGAN CITY, IN 46360
618	UNIVERSITY 6501 N GRAPE RD SUITE 296 MISHAWAKA, IN 46545
619	SCOTTSDALE SUITE #1009 1290 SCOTTSDALE MALL SOUTH BEND, IN 46612
620	SOUTH BEND 101 N MICHIGAN ST SOUTH BEND, IN 46601
621	MISHAWAKA TOWN & COUNTRY SHPG CTR 2456 MIRACLE LANE MISHAWAKA, IN 46544
622	WOODMAR WOODMAR SHOPPING CENTER 6520 INDIANAPOLIS HAMMOND, IN 46320
625	LIGHTHOUSE OUTLET 419 LIGHTHOUSE PLACE 601 WABASH STREET N. MICHIGAN CITY, IN 46360

626	MARKET SQUARE MARKET SQUARE SHOPPING CENTER 2200 ELMWOOD LAFAYETTE, IN 47904
627	TIPPECANOE 2415 SAGAMORE PRKWY SPACE D-1 LAFAYETTE, IN 47905
628	MUNCIE MUNCIE MALL 3501 N GRANVILLE AVE MUNCIE, IN 47803
629	KOKOMO 1828 EAST BLVD SPACE #101 KOKOMO, IN 46902
HONEY CREEK HONEY CREEK SQ SHOPPING CENTE 3401 S US. HIGHWAY 41 TERRE HAUTE, IN 47802
706	MILTON JANESVILLE MALL 2500 MILTON AVE JANESVILLE, WI 53545
715	HILLDALE HILLDALE SHP CTR—SUITE #140 702 N MIDVALE BLVD MADISON, WI 53705
717	EAU CLAIRE OAKWOOD MALL 4800 GOLF ROAD P.O. BOX 27 EAU CLAIRE, WI 54701
724	KENOSHA 11211 120TH AVENUE SUITE 55 PLEASANT PRAIRIE, WI 53158
750	OLD TOWN 7971 SOUTHTOWN CENTER BLOOMINGTON, MN 55431
780	APACHE 324 APACHE MALL ROCHESTER, MN 55902
816	MAYFAIR 7309 FRANKFORD AVE PHILADELPHIA, PA 19136
820	COTTMAN COTTMAN-BUSTLETON SHP CTR 2141A COTTMAN AVE PHILADELPHIA, PA 19149

822	GRANITE RUN GRANITE RUN MALL U L 1067 W BALTIMORE PIKE MEDIA, PA 19063
824	NESHAMINY 327 NESHAMINY MALL CORNWELLS HTS, PA 19020
841	HADDONFIELD 9 KINGS HIWAY WEST HADDONFIELD, NJ 08033
846	BENSALEM 1694 WINCHESTER ROAD BENSALEM, PA 19020
864	LAUREL PARK SPACE B-130 37702 SIX MILE ROAD LIVONIA, MI 48152
875	OAKLAND 501 W 14 MILE RD MADISON HEIGHTS, MI 48071
878	LANSING 4037 W SAGINAW LANSING, MI 48917
880	KENTWOOD 3355 28TH ST. S.E. GRAND RAPIDS, MI 49512
890	BATTLE CREEK 865 CAPITAL S.W. BATTLE CREEK, MI 49016
894	PORTAGE 6012 S WESTNEDGE PORTAGE, MI 49002
895	ST JOSEPH 2909 S NILES AVE ST JOSEPH, MI 49085
900	BRADENTON 7461 MANATEE AVE. WEST BRADENTON, FL 34209
901	PELICAN PLAZA 8398 S TAMIAMI TRAIL SARASOTA, FL 34238
902	PALMS PALMS OF CARROLLWOOD 13149-B NORTH DALE MABRY HWY TAMPA, FL 33618
903	GULF VIEW GULF VIEW SQUARE 9409 US HIGHWAY 19 NORTH ROOM PORT RICHEY, FL 34668

904	MARKET PLACE 6848 22ND AVENUE, NORTH ST PETERSBURG, FL 33710
906	LARGO BOX 8 12971 WALSINGHAM ROAD SUITE 2 LARGO, FL 33774
910	COLLEGE PLAZA 8595-7 COLLEGE PKWY FORT MYERS, FL 33919
912	NAPLES NEOPOLITAN WAY CENTER 4661 9TH STREET NORTH RTE 41 NAPLES, FL 34103
914	LAKE MARY 3793 LAKE EMMA ROAD LAKE MARY, FL 32746
915	PADDOCK PADDOCK MALL #562 3100 COLLEGE ROAD OCALA, FL 34474
964	BRENTWOOD ST. LOUIS GALLERIA—SPACE 113 1461 ST LOUIS GALLERIA RICHMOND HGTS, MO 63117
966	CHESTERFIELD UNIT #BL-286 97 CHESTERFIELD MALL CHESTERFIELD, MO 63017
968	MID-RIVERS 2138 MID-RIVERS MALL ST PETERS, MO 63376
969	OLIVE 9719 OLIVE BOULEVARD OLIVETTE, MO 63132
970	NORTHWEST PLAZA 243 NORTHWEST PLAZA ST ANN, MO 63074
974	CRESTWOOD 610 CRESTWOOD PLAZA CRESTWOOD, MO 63126
979	SOUTH COUNTY 85 COUNTY CENTER WAY SPACE 3 ST LOUIS, MO 63129
1112	RANDOLPH TEMP 154 N WABASH—SUITE 1G CHICAGO, IL 60601

2002	PANORAMA PANORAMA PLAZA 1491 PENFIELD ROAD ROCHESTER, NY 14625
2005	SOUTHGATE OUTLET SOUTHGATE SHOPPING CENTER 1016 UNION ROAD WEST SENECA, NY 14224
2014	MARKETPLACE 201 MIRACLE MILE DR ROCHESTER, NY 14623
2032	MAIN PLACE MAIN PLACE MALL MAIN PLACE TOWER BUFFALO, NY 14202
2033	CLAY GREAT NORTHERN MALL 4081 ROUTE 31 P.O. BOX 2083 CLAY, NY 13041
2045	SHOPPINGTOWN SHOPPINGTOWN MALL 3649 ERIE BLVD. EAST DEWITT, NY 13214
2068	NEW HARTFORD NEW HARTFORD SHOPPING PLAZA 120-126 GENESEE STREET NEW HARTFORD, NY 13413
2080	ARNOT ARNOT MALL 3300 CHAMBERS RD HORSEHEADS, NY 14844
2096	COLONIE COLONIE SHOPPING CENTER 154 L 1425 CENTRAL AVE #154 ALBANY, NY 12205
2104	SUPERIOR OUTLET 301 W. SUPERIOR STREET DULUTH, MN 55802
2118	CEDAR RAPIDS OUTLET 129 THIRD AVENUE, S.E. CEDAR RAPIDS, IA 52401
2121	BROOKDALE 1184 BROOKDALE CENTER SPACE BROOKLYN CENTER, MN 55430
2130	SIGNAL HILLS SIGNAL HILLS SHOPPING CTR 5 SIGNAL HILLS WEST ST PAUL, MN 55118

2135	HUB HUB SHOPPING CENTER 60 W. 66 STREET RICHFIELD, MN 55423
2144	CRYSTAL OUTLET CRYSTAL SHOPPING CENTER 311 WILLOW BEND DRIVE CRYSTAL, MN 55428
2145	SOUTHDALE 2540 SOUTHDALE CENTER EDINA, MN 55435
2149	ROSEVILLE ROSEVILLE CENTER 1701 N. LEXINGTON PARKWAY ROSEVILLE, MN 55113
2158	HAR MAR 6 HAR MAR MALL 2100 N. SNELLING AVENUE ROSEVILLE, MN 55113
2159	SUN RAY SUN RAY SHOPPING CENTER 2203 HUDSON ROAD ST PAUL, MN 55119
2163	ST CLOUD CROSSROADS SHOPPING CENTER 41 & DIVISION STREETS ST CLOUD, MN 56301
2179	WEST TOWNE 42-A WEST TOWNE MALL GAMMON RD. AND MINERAL POINT MADISON, WI 53719
2189	MAYFAIR II MAYFAIR SHOPPING CENTER 2500 N. MAYFAIR ROAD WAUWATOSA, WI 53226
2195	WEST ALLIS OUTLET 2071 S. 108 STREET WEST ALLIS, WI 53227
2201	CLIFTON PARK CENTER 422 CLIFTON COUNTRY ROAD CLIFTON PARK, NY 12065
2236	WARREN 401 S. WARREN STREET SYRACUSE, NY 13202
2301	LONG RIDGE 348 GREECE RIDGE COURT ROCHESTER, NY 14626

2412	WELLINGTON WELLINGTON PLAZA 720 FELLSWAY MEDFORD, MA 02155
2413	SQUARE ONE SQUARE ONE MALL—SPACE W101 1201 BROADWAY SAUGUS, MA 01906
2415	METHUEN SPACE 135 90 PLEASANT VALLEY ROAD METHUEN, MA 01844
2443	BRAINTREE SOUTH SHORE PLAZA 250 GRANITE DRIVE BRAINTREE, MA 02184
2444	NATICK NATICK MALL 1245 WORCESTER ROAD—SPACE 215 NATICK, MA 01760
2455	NASHUA 212 NASHUA MALL NASHUA, NH 03063
2457	CENTER II GOVERNMENT CENTER 3 CENTER PLAZA BOSTON, MA 02108
2480	BURLINGTON MIDDLESEX TURNPIKE BURLINGTON MALL SUITE 52 BURLINGTON, MA 01803
2481	AVIATION AVIATION MALL 578 AVIATION ROAD QUEENSBURY, NY 12804
2501	FASHION FASHION SQUARE MALL 4680 FASHION SQUARE MALL SAGINAW, MI 48604
2503	COURTLAND COURTLAND CENTER G 4162 EAST COURT BURTON, MI 48509
2510	LAKESIDE II LAKESIDE MALL 14600 LAKESIDE CIRCLE UNIT 20 STERLING HTS., MI 48313
2514	LIVONIA LIVONIA MALL 29582 W. SEVEN MILE ROAD LIVONIA, MI 48152

2557	GREEN ACRES GREEN ACRES PLAZA 4632 STATE STREET SAGINAW, MI 48603
2584	WESTGATE WESTGATE VILLAGE S/C 3301 W. CENTRAL AVENUE TOLEDO, OH 43606
2593	BAY CITY MALL SUITE E-507 4101 WILDER ROAD BAY CITY, MI 48706
2607	GREAT LAKES GREAT LAKES MALL ROOM 350 7850 MENTOR AVENUE MENTOR, OH 44060
2620	GOLDEN GATE GOLDEN GATE SHOPPING CENTER 1550 GOLDEN GATE PLAZA MAYFIELD HTS., OH 44124
2703	MADISON EAST MADISON EAST SHOPPING CENTER 1400 MADISON AVENUE MANKATO, MN 56001
2721	MILLER HILL SPACE #H-15A 1600 MILLER TRUNK HIGHWAY DULUTH, MN 55811
2723	NORTHTOWN NORTHTOWN SHOPPING CENTER 346 NORTHTOWN DRIVE SPACE H- BLAINE, MN 55434
2725	MAPLEWOOD II 1060 MAPLEWOOD MALL MAPLEWOOD, MN 55109
2726	RIDGEDALE RIDGEDALE SHOPPING CENTER 12757 WAYZATA BLVD. MINNETONKA, MN 55343
2730	BURNSVILLE 2142 BURNSVILLE CENTER BURNSVILLE, MN 55306
2734	KIRKWOOD 721 KIRKWOOD PLAZA BISMARK, ND 58504
2740	VALLEY VIEW VALLEY VIEW MALL 3800 U.S. HIGHWAY 16 SUITE 12 LA CROSSE, WI 54601

2742	KNOLLWOOD KNOLLWOOD MALL 8332 HIGHWAY 7 ST LOUIS PARK, MN 55426
2744	MINNEAPOLIS CITY MINNEAPOLIS CITY CENTER 40 SOUTH 7TH STREET MINNEAPOLIS, MN 55402
2750	ROSEDALE 124 ROSEDALE CENTER SPACE 11 ROSEVILLE, MN 55113
2952	PORT CHARLOTTE PORT CHARLOTTE TOWN CENTER 1441 TAMIAMI TRAIL ROOM 265 PORT CHARLOTTE, FL 33948
2954	SARASOTA SARASOTA SQUARE, SPACE A-8 8201 S. TAMIAMI TRAIL SARASOTA, FL 34238
  (b)
  Laura Secord Holdings Corp. Leased Real Property

          None.

  (c)
  Archibald Candy Canada Leased Real Property

SHOP#	LOCATION/ADDRESS
401	West Edmonton Mall 8882-170th Street Phase I, C141 Edmonton, Alberta T5T 3J7 (780) 444-1365
406	Polo Park Shopping Centree #149-1485 Portage Avenue Winnipeg, Manitoba R3G 0W4 (204) 772-2055
407	Portage Place Unit 215 393 Portage Avenue Winnipeg, Manitoba R3B 3H6 (204) 956-4278
409	Cherry Lane Shopping Centre 130-2111 Main Street Unit 202 Penticton, B.C. V2A 6W6 (250) 493-4443
410	Park Place Mall 501-1st Avenue South Unit D27 Lethbridge, Alberta T1J 4L9 (403) 320-9399

412	Midtown Plaza Saskatoon, Saskatchewan S7K 1J9 (306) 242-4890
414	Southgate Shopping Centree 111 Street & 51 Avenue Edmonton, Alberta T6H 4M6 (780) 435-5840
415	Garden City Shopping Ctr 2305 McPhillips Street Winnipeg, Manitoba R2V 3E1 (204) 339-4179
418	St. Vital Centre 1225 St. Mary's Road Store B-7 Winnipeg, Manitoba R3M 5E3 (204) 254-5741
419	Calgary Market Mall 3625 Shaganappi Trail P.O. Box 145 Calgary, Alberta T3A 0E2 (403) 247-1050
424	Centre at Circle & Eighth 3310 Eight St. East Saskatoon, Sasketchewan S7H 5M3 (306) 651-0428
425	Bower Place Mall 4900 Molly Banister Road Red Deer, Alberta T4R 1N9 (403) 347-3551
430	South Centre Mall 100 Anderson Road S.E. Calgary, Alberta T2J 3V1 (403) 271-8991
432	Sherwood Park Mall 2020 Sherwood Drive Sherwood Park, Alberta T6J 6H7 (780) 416-0108
438	Southland Mall, Store #T38 2715 Gordon Road Regina, Saskatchewan S4S 6H7 (306) 586-2232
439	Shoppers Mall Brandon 1570-18th Street Brandon, Manitoba R7A 5C5 (204) 571-0174
440	Kildonan Place S.C. #P-7, 1555 Regent Ave. W. Winnipeg, Manitoba R2C 4J2 (204) 661-6244

910	Laura Secord/Hallmark 636 Riverbend Square Rabbit Hill Road Edmonton, Alberta T6R 2E3 (780) 435-5756 Fax: (780) 435-5951
911	Laura Secord/Hallmark Westhills Towne Centre 250 Stewart Green S.W. Calgary, Alberta T3H 3C8 (403) 217-4617 Fax: (403) 217-4583
912	Laura Secord/Hallmark Westbank Shopping Centre 2330 Highway #97 South Unit 100 Westbank, B.C. V4T 2P3 (250) 707-0331 Fax: (250) 707-0332
914	Laura Secord/Hallmark Tuxedo Park Shopping Centre 2025 Corydon Avenue Winnipeg, Manitoba R3P 0N5 (204) 488-6107 Fax: (204) 488-0198
960	Laura Secord/Hallmark Parkwood Place 1600-15th Avenue, Unit 191 Prince George, B.C. V2L 3X3 (250) 562-3224 Fax: (250) 562-3077
961	Laura Secord/Hallmark Westgate Centre 20395 Lougheed Hwy, Ste 510 Maple Ridge, B.C. V2X 2P9 (604) 465-4000 Fax: (604) 465-4019
200	Brunswick Square 39 King Street Saint John, New Brunswick E2L 1G4 (506) 642-5540
204	Halifax Int'l Airport 1 Bell Blvd. Enfield, Nova Scotia B2T 1K2 (902) 873-3940
205	Avalon Mall 48 Kenmount Road St. John's, Newfoundland A1B 1W3 (709) 726-9385

218	Champlain Place 477 Paul St. Dieppe, New Brunswick E1A 4X5 (506) 855-9733
223	Halifax Shopping Centre Lower Mall 7001 Mumford Road Halifax, Nova Scotia B3L 2H8 (902) 455-7034
257	Village Shopping Mall 430 Topsail Road St. John's, Newfoundland A1E 4N1 (709) 747-4041
262	Sunnyside Mall 1595 Bedford Highway Bedford, Nova Scotia B4A 3Y4 (902) 832-1343
294	Mic Mac Mall 21 Mic Mac Blvd. Dartmouth, Nova Scotia B3A 4K6 (902) 463-0155
300	Regent Mall 1381 Regent St. Suite 185 Fredericton, New Brunswick E3C 1A2 (506) 458-1997
305	McAllister Place 515 Westmorland Road Saint John, NB E2J 3W9 (506) 634-1038
207	Centre Laval 1600 boul LeCorbusier Laval, Quebec H7S 1Y9 (450) 687-5729
208	Galeries d'Anjou 7999 Les Galeries d'Anjou Suite 499 Anjou, Quebec H1M 1W6 (514) 354-5817
210	Place Bourassa 6000 Henri Bourassa est Suite 37 Montreal, Quebec H1G 2T6 (514) 327-2091
212	Place Longueuil 825 St-Laurent Ouest Longueuil, Quebec J4K 2V1 (450) 677-1898

213	Place Lasalle 7860, Boulevard Champlain Lasalle, Quebec H8P 1B3 (514) 367-0681
214	Place Alexis Nihon 1500, Atwater Montreal, Quebec H3Z 1X5 (514) 935-5519
215	Place Laurier 2700, Boulevard Laurier Lower Level Ste-Foy, Quebec G1V 2L8 (418) 659-3856
216	Galeries de Granby 40 Rue Evangeline Granby, Quebec J2G 8K1 (450) 777-3370
221	Fairview Pointe-Claire 6815, route transcanadienne Pointe-Claire, Quebec H9R 1C4 (514) 694-6831
222	Carrefour du Nord Magasin #12 900 Boul. Grignon, Ste. 23 St-Jerome, Quebec J7Y 3S7 (450) 432-5050
224	Les Prom. de l'Outaouais 1100 boul. Maloney ouest Pointe-Gatineau, Quebec J8T 6G3 (819) 561-0597
225	Place Versailles 7275, Rue Sherbrooke Est Suite 300 Montreal, Quebec H1N 1E9 (514) 351-0103
226	Place Vertu 3131, Cote Vertu St-Laurent, Quebec H4R 1Y8 (514) 337-5659
227	Carrefour Angrignon 7070 boul. Newman Local 100 Lasalle, Quebec H8N 1X1 (514) 365-0143
230	Galeries de la Canardiere 2485 boul. Ste. Anne Quebec City, Quebec G1J 1Y4 (418) 663-9420

231	Galeries de la Capitale 5401 boul. des Galeries Quebec, Quebec G2K 1N4 (418) 628-0171
232	Place Rosemere 401 boulevard Labelle Rosemere, Quebec J7A 2H3 (450) 437-3363
234	Centre d'Achats Duvernay 3100 boul de la Concorde Duvernay, Quebec H7E 2B8 (450) 661-1150
235	Galeries Rive Nord 100 boul. Brien, Suite 260 Repentigny, Quebec J6A 5N4 (450) 581-3645
236	Centre Commerical Rockland 2305, Chemin Rockland Mont Royal, Quebec H3P 2Z1 (514) 342-2339
238	Galerie de Hull 320, Boulevard St-Joseph Hull, Quebec J8Y 3Y8 (819) 776-0814
239	Place Ste-Foy 2544 boul. Laurier Ste-Foy, Quebec G1N 2L1 (418) 656-6153
240	Les Galeries de Terrebonne 1185, boulevard Moody Magasin 31.1 Terrebonne, Quebec J6W 3Z5 (450) 492-8088
242	La Grande Place de Bois Francs 1111, boul. Joutras est. Arthabaska, Quebec G6P 1C1 (819) 357-3745
243	Les Promenades St-Bruno 246 boul. Les Promenades St-Bruno, Quebec J3V 5K4 (450) 653-2422
245	Galeries D'Anjou/Ice Cream Kiosk 7999 Les Galeries D'Anjou Unit Z-4 Anjou, Quebec H1M 1W6 (514) 351-6324
249	Champlain Mall 2150, boul. Lapiniere Brossard, Quebec J4W 1M2 (450) 672-9051

253	Les Galeries Joliette 1075 boul. Firestone Joliette, Quebec J6E 6X6 (450) 752-1379
256	Cavendish Mall 5800 Boul. Cavendish Montreal, Quebec H4W 2T5 (514) 486-0660
259	Le Carrefour Rimouski 419 boul. Jessop Rimouski, Quebec G5L 7Y5 (418) 724-4747
260	1 Place de la Mauricie Shawinigan, Quebec G9N 1E9 (819) 539-3541
263	Place Ville Marie 1, Place Ville Marie Montreal, Quebec H3B 3Y1 (514) 861-7867
268	Carrefour de l'Estrie 3050 Ave Portland Sherbrooke, Quebec J1K 1K1 (819) 346-9921
275	Mail Montenach 600 Laurier Blvd. Beloil, Quebec J3G 4J2 (450) 467-6786
278	Les Galeries Chagnon 1200 Bld Alphonse-Desjardin Levis, Quebec G6V 6Y8 (418) 833-9353
281	Centre d'achat les Rivieres 4125, des Forges Trois Rivieres, Quebec G8Y 1W1 (819) 373-9924
282	Place du Centre Niveau 200 200, Promenade du Portage Hull, Quebec J8X 4B7 (819) 778-1851
283	Place Laurier 2700 boul Laurier, 2 Etage Ste-Foy, Quebec G1V 2L8 (418) 659-3843
284	Carrefour Laval 3035 boul. Carrefour Laval, Quebec H7T 1C8 (450) 687-6930

288	Montreal Eaton Centre #2-132 705, Ste-Catherine Ouest Montreal, Quebec H3B 4G5 (514) 842-0057
293	Place du Royaume 1401, boul. Talbot Chicoutimi, Quebec G7H 4C1 (418) 690-0578
296	Place du Saguenay 1324, boulevard Talbot Chicoutimi, Quebec G7H 4B8 (418) 543-0511
297	Place Fleur de Lys 550, boul Hamel Ouest Quebec, Quebec G1M 2S6 (418) 523-5823
302	Place Quebec 880, autoroute Dufferin-Montmorency Quebec City, Quebec G1R 4X5 (418) 524-2692
303	Complex Desjardins C.P. 392 Station Desjardins Montreal, Quebec H5B 1B5 (514) 844-0639
351	Centre Commerical Boulevard 4242, est rue Jean-Talon Montreal, Quebec H1S 1J8 (514) 725-1184
352	Centre Commerical Jardins Dorval 336 Avenue Dorval Dorval, Quebec H9S 3H7 (514) 631-2467
357	Centre Commerical Domaine 3225, de Granby Montreal, Quebec H1N 2Z7 (514) 254-4344
359	Plaza Chateauguay 200 boul d'Anjou, local 418 Chateauguay, Quebec J6K 1C5 (450) 698-1236
360	Les Galeries Normandie 2600 de Salaberry Montreal, Quebec H3M 1L3 (514) 337-0548

980	Laura Secord/Hallmark Promenade Montarville 1001 Boul. Montarville Boucherville, Quebec J4B 6P5 (450) 655-6443 Fax: (450) 655-8222
1	Station Mall 293 Bay Street Sault Ste. Marie, Ontario P6A 1X3 (705) 253-5531
2	Bayview Village 2901 Bayview Avenue Willowdale, Ontario M2K 1E5 (416) 225-2958
3	Devonshire Mall 3100 Howard Avenue Windsor, Ontario N8X 3Y8 (519) 966-6883
6	Lambton Mall 1380 London Road Store B-12 Sarnia, Ontario N7S 1P8 (519) 542-6993
7	Mapleview Shopping Centre 900 Maple Avenue Burlington, Ontario L7S 2J8 (905) 637-4863
8	Union Station (LL) 140 Bay Street GO Level Toronto, Ontario M5J 2L5 (416) 366-1892
12	Conestoga Mall 550 King Street North Waterloo, Ontario N2L 5W6 (519) 885-3730
13	Burlington Mall 777 Guelph Line Burlington, Ontario L7R 3N2 (905) 681-2232
14	Toronto Eaton Centre 220 Yonge Street Toronto, Ontario M5B 1N7 (416) 977-8445
15	Markville Shopping Centre 5000 Hwy 7 & McCowan Rd Markham, Ontario L3R 1N1 (905) 477-6728

16	Lansdowne Place 645 Lansdowne St. W. Peterborough, Ontario K9J 7Y5 (705) 749-9181
17	Limeridge Mall 999 Upper Wentworth Street Hamilton, Ontario L9A 4X5 (905) 383-0034
18	Tecumseh Mall 7694 Tecumseh Rd. East Windsor, Ontario N8T 1E9 (519) 944-1157
19	Warden Power Centre 725 Warden Avenue Unit L-65 Scarborough, Ontario M4L 1R7 (416) 615-1677
20	Dixie Outlet Mall 1250 South Service Rd Unit T-72 Mississauga, Ontario L5E 1V4 (905) 271-1433
22	Cambridge Centre 355 Hespeler Road Unit 226 Cambridge, Ontario N1R 6B3 (519) 623-2776
25	Shoppers' World Brampton 499 Main Street South Brampton, Ontario L6Y 1N7 (905) 459-1313
26	Niagara Pen Centre Hwy #406 & Glendale Avenue St. Catharines, Ontario L2T 2K9 (905) 684-1227
27	Woodbine Centre 500 Rexdale Blvd Rexdale, Ontario M9W 6K5 (416) 674-5736
30	The Exchange Tower 130 King Street West PO Box 358 CW5, South Concourse Toronto, Ontario M5X 1D1 (416) 860-1610 Fax: (416) 860-1592

31	The Promenade 1 Promenade Circle Unit 104 Thornhill, Ontario L4J 4P8 (905) 881-8829 Fax G&T (905) 886-8842
32	Fairview Mall 1800 Sheppard Avenue East Box 21 Willowdale, Ontario M2J 5A7 (416) 499-1845
38	Stone Road Mall 435 Stone Road & Hwy #6 Guelph, Ontario N1G 2X6 (519) 836-1141
39	Heritage Place Mall 1350-16th Street East Owen Sound, Ontario N4K 6N7 (519) 376-8957
40	Georgetown Market Place 280 Guelph Street Georgetown, Ontario L7G 4B1 (905) 702-0851
41	Westmount Shopping Centre 785 Wonderland Road London, Ontario N6K 1M6 (519) 473-5280
42	Oshawa Centre 419 King Street West Oshawa, Ontario L1J 2K5 (905) 434-7363
43	Don Mills Shopping Centre 939 Lawrence Ave. E., Store 94A Don Mills, Ontario M3C 1P8 (416) 447-4621
46	Orillia Square Hwy 11 & West Street RR #4, Box 44 Orillia, Ontario L3V 6H4 (705) 329-2540
47	Eastgate Square S.C. 75 Centennial Parkway North Stoney Creek, Ontario L8E 2P2 (905) 578-5380
50	New Sudbury Shopping Ctr. 1349 La Salle Blvd Sudbury, Ontario P3A 1Z2 (705) 566-9238

51	Cataraqui Town Centre 945 Gardiners Road Kingston, Ontario K7M 7H4 (613) 389-7619
52	Southridge Mall 1933 Regent Street Unit 27 Sudbury, Ontario P3E 5R2 (705) 522-0443
53	Northgate Square 1500 Fisher Street North Bay, Ontario P1B 2H3 (705) 476-1770
54	Waterloo Town Square 75 King Street South Waterloo, Ontario N2J 1P2 (519) 885-2350
55	Hillcrest Mall 9350 Yonge Street Richmond Hill, Ontario L4C 5G2 (905) 883-1275
56	Galleria London 355 King & Wellington Street London, Ontario N6A 3N7 (519) 433-3220
57	Scarborough Town Centre 300 Borough Drive Scarborough, Ontario M1P 4P5 (416) 296-5585
59	Masonville Place 1680 Richmond Street Box 23 London, Ontario N6G 3Y9 (519) 850-0388
60	Niagara Square 7555 Montrose Road Niagara Falls, Ontario L2H 2E9 (905) 357-4020
61	Georgian Mall 509 Bayfield Street Barrie, Ontario L4M 4Z8 (705) 728-5962
62	Pickering Town Centre 1355 Kingston Road Pickering, Ontario L1V 1B8 (905) 831-3330
63	Oakville Place 240 Leighland Avenue Oakville, Ontario L6H 3H6 (905) 844-7382

65	Sherway Gardens 25 The West Mall Box 147 Etobicoke, Ontario M9C 1B8 (416) 621-9413
66	The Centre Mall 1227 Barton Street East Hamilton, Ontario L8H 2V4 (905) 549-9304
67	Erin Mills Town Centre 5100 Erin Mills Parkway Unit F16 Mississauga, Ontario L5M 4Z5 (905) 569-7136
69	Cloverdale Mall 250 The East Mall Islington, Ontario M9B 3Y8 (416) 239-0261
70	Kingston Centre 1040-1096 Princess Street Kingston, Ontario K7L 1H2 (613) 542-5906
71	Eaton Sheridan Mall 2225 Erin Mills Parkway Mississauga, Ontario L5K 1T9 (905) 822-5416
75	Yorkdale Shopping Centre 3401 Dufferin Street 401 & Dufferin Street Toronto, Ontario M6A 2T9 (416) 789-5697
76	Yonge-Eglinton Centre 2300 Yonge Street Toronto, Ontario M4P 1E4 (416) 483-5005
77	East York Town Centre 45 Overlea Boulevard Toronto, Ontario M4H 1C3 (416) 425-1209
78	Eglinton Square S.C 60 Eglinton Square Scarborough, Ontario M1L 2K5 (416) 759-2196
80	Lynden Park Mall 84 Lynden Road Brantford, Ontario N3R 6B8 (519) 759-4602

83	Timmins Square 1500 Riverside Drive, Unit 37 Timmins, Ontario P4R 1A1 (705) 268-2999
84	Square One 100 City Centre Drive Mississauga, Ontario L5B 2C9 (905) 275-2166
87	T.D. Centre 55 King Street West P.O. Box 101 Toronto, Ontario M5K 1A1 (416) 364-1882
88	Humbertown Shopping Centre 270 The Kingsway Islington, Ontario M9A 3T7 (416) 239-5953
89	Fairview Park Mall 2960 Kingsway Drive Kitchener, Ontario N2C 2H7 (519) 893-0291
93	Centrepoint Mall 6464 Yonge Street & Steeles Willowdale, Ontario M2M 3X4 (416) 224-1680
94	Quinte Mall 390 North Front Street Belleville, Ontario K8P 3E1 (613) 966-3537
99	Lloyd D. Jackson Square 2 King Street West Hamilton, Ontario L8P 1A1 (905) 528-2982
100	White Oaks Mall 1105 Wellington Road S. London, Ontario N6E 1V4 (519) 686-2542
101	1000 Islands Mall 2399 Parkedale Avenue Brockville, Ontario K6V 3G9 (613) 342-5154
106	Upper Canada Mall 17600 Yonge Street, Box 62 Newmarket, Ontario L3Y 4Z1 (905) 895-3062
110	Bramalea City Centre 25 Peel Centre Drive Bramalea, Ontario L6T 3R5 (905) 791-8820

112	Bridlewood Mall 2900 Warden Avenue Scarborough, Ontario M1W 2S8 (416) 499-7480
206	Place D'Orleans 110 Place d'Orleans Drive Location #0220, Box 20 Orleans, Ontario K1C 2L9 (613) 837-7546
209	Hazeldean Mall 300 Eagleson Side Road Kanata, Ontario K2M 1C9 (613) 591-7788
211	Centre D'Achats St-Laurent Box 098 1200 St-Laurent Blvd. Ottawa, Ontario K1K 3B8 (613) 741-5040
220	Rideau Centre 50 Rideau Street, Unit 120 Ottawa, Ontario K1N 9J7 (613) 230-2576
229	Pembroke Centre 1100 Pembroke St. East Pembroke, Ontario K8A 6Y7 (613) 735-1823
248	Carlingwood Shopping Centre 2121 Carling Avenue Ottawa, Ontario K2A 1H2 (613) 725-2628
250	85 Bank Street Ottawa, Ontario K1P 5N2 (613) 232-6830
251	Cornwall Square 1 Water Street Cornwall, Ontario K6H 6M2 (613) 938-8114
252	Bayshore Shopping Centre 100 Bayshore Road Ottawa, Ontario K2B 8C1 (613) 828-6450
290	Billingsbridge SC 2269 Riverside Drive Ottawa, Ontario K1H 7X6 (613) 737-5695
420	Intercity Shopping Centre Store #24 1000 Fort William Road Thunder Bay, Ontario P7B 3A5 (807) 623-8852

901	Laura Secord/Hallmark Credit Landing S.C. 228 Lakeshore Rd. W. Unit 4 Mississauga, Ontario L5H 1G6 (905) 891-7440 Fax: (905) 891-0305
902	Laura Secord/Hallmark Cliffcrest Plaza 2997 Kingston Road Scarborough, Ontario M1M 1P1 (416) 265-6489 Fax: (416) 265-3140
904	Laura Secord/Hallmark 404 Town Centre 1111 Davis Drive Newmarket, Ontario L3Y 7V1 (905) 836-8339 Fax: (905) 836-7258
905	Laura Secord/Hallmark Durham Centre 135 Harwood Rd. N. Unit 214 Ajax, Ontario L1Z 1E8 (905) 686-5455 Fax: (905) 686-7711
906	Laura Secord/Hallmark Markham Town Square 8601 Warden Avenue Units 15/16 Markham, Ontario L3R 0B5 (905) 940-3861 Fax: (905) 940-3834
907	Laura Secord/Hallmark Springdale Square 55 Mountainash Road Brampton, Ontario L6R 1W4 (905) 791-0211 Fax: (905) 791-1463
908	Laura Secord/Hallmark Roseborough Centre 1240 Eglinton Avenue West Unit B-13 Mississauga, Ontario L5V 1N3 (905) 826-3661 Fax: (905) 826-5366
909	Laura Secord/Hallmark Meadowvale Town Centre 6677 Meadowvale Town Ctr. Cir. Mississauga, Ontario L5N 2R5 (905) 826-6858 Fax: (905) 826-4326

930	Laura Second/Hallmark Downtown Chatham Centre 100 King Street West Unit T115 Chatham, Ontario N7M 6A9 (519) 352-8512 Fax: (519) 352-9731
931	Laura Secord/Hallmark Bloor West Village 2243 Bloor Street West Toronto, Ontario M6S 1N8 (416) 604-2433 Fax: (416) 604-1793
932	Laura Second/Hallmark Hudson's Bay Centre 20 Bloor Street East Toronto, ON M4W 3G7
933	Laura Second/Hallmark Bay Mac Centre 1070 Major MacKinzie East Richmond Hill, Ontario L4S 1P3

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  Exhibit 4.10 Execution Copy
TRADEMARKS
PATENTS
COPYRIGHTS
DOMAIN NAMES
Exhibit 2.3.13 Information Regarding the Obligors
Annex A to Schedule 2.3.13